Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277673

2,000,000 Depositary Shares, Each Representing a 1/25th Interest in a Share of 7.200% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW

Bank of America Corporation is offering 2,000,000 depositary shares, each representing a 1/25th interest in a share of our perpetual 7.200% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW, $0.01 par value, with a liquidation preference of $25,000 per share (equivalent to $1,000 per depositary share). Each depositary share entitles the holder, through the depository for the Preferred Stock, to a proportional fractional interest in all rights and preferences of the Preferred Stock represented by the depositary share.

Holders of the Preferred Stock will be entitled to receive, only when, as, and if declared by our board of directors or a duly authorized committee thereof, and to the extent we have funds legally available for the payment of dividends, non-cumulative cash dividends, as described in this prospectus supplement, payable in arrears, for each quarterly Dividend Period that occurs (1) during the period from, and including, the Original Issue Date to, but excluding, October 27, 2031, at a fixed rate equal to 7.200% per annum (equivalent to $72.00 per depositary share per annum, calculated in accordance with the terms of the Preferred Stock), and (2) from, and including, October 27, 2031, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate determined as set forth in this prospectus supplement as of the most recent Reset Dividend Determination Date, plus a spread of 2.260% per annum.

When, as, and if declared by our board of directors or a duly authorized committee thereof, we will make quarterly dividend payments, in arrears, on January 27, April 27, July 27 and October 27 of each year beginning on January 27, 2027.

We may at our option, as described herein, redeem the Preferred Stock on any Dividend Payment Date on or after October 27, 2031, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any accrued and unpaid dividends for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends. We also may redeem the Preferred Stock upon the occurrence of certain events involving capital treatment as described in this prospectus supplement. Redeeming the Preferred Stock will cause the related depositary shares to be redeemed.

We do not intend to apply to list the depositary shares or the Preferred Stock on any securities exchange.

Investing in the depositary shares involves risks, including the risks that actions by regulators and the terms of certain of our debt securities may prevent us from paying dividends on the Preferred Stock under certain circumstances. See “Risk Factors” beginning on page S-9.

Certain capitalized or other defined terms that are used in this prospectus supplement have the specific meanings set forth in the Glossary beginning on page S-49.

The depositary shares are unsecured and are not savings accounts, deposits, or other obligations of a bank. The depositary shares are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$1,000.00	$2,000,000,000.00
Underwriting commissions	$10.00	$20,000,000.00
Proceeds to Bank of America Corporation (before expenses)(1)	$990.00	$1,980,000,000.00

(1)

The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the Original Issue Date, expected to be October 23, 2026.

The underwriters expect to deliver the depositary shares in book-entry only form through the facilities of The Depository Trust Company on or about October 23, 2026.

Sole Book-Runner

BofA Securities

ABN AMRO	American Veterans Group, PBC	Bankinter	BMO Capital Markets	BNY Capital Markets	Cabrera Capital Markets LLC

CaixaBank	Capital One Securities	CIBC Capital Markets	Citizens Capital Markets	Danske Markets	Drexel Hamilton

Fifth Third Securities	First Citizens Capital Securities	ING	Mizuho	MUFG	nabSecurities, LLC

NatWest	Nomura	PNC Capital Markets LLC	Rabo Securities	Regions Securities LLC	Roberts & Ryan

Scotiabank	SMBC Nikko	SOCIETE GENERALE	Stern	TD Securities	Truist Securities

UniCredit	Westpac Capital Markets LLC	ZIONS CAPITAL MARKETS

Prospectus Supplement to Prospectus dated March 28, 2024

October 20, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes the specific terms of the Preferred Stock and the related depositary shares and supplements, and should be read together with, the description of our preferred stock and depositary shares included in the accompanying prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. If there is any inconsistency or conflict between the information in this prospectus supplement and in the accompanying prospectus, the information in this prospectus supplement will govern and control. You should assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the depositary shares in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States. See “Underwriting (Conflicts of Interest)—Selling Restrictions.”

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA, has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The depositary shares are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is either one (or both) of the following (a) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act of 2018 (the “EUWA”); or (b) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (SI 2024/105) (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”), for offering, selling or distributing the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling or distributing the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Notification under Section 309B(1) of the Securities and Futures Act 2001 (the “SFA”) – The depositary shares are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

We are not licensed as a bank or a credit institution in the United States or any other jurisdiction, and, under applicable U.S. laws, we are not required to be so licensed in order to issue any depositary shares.

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Unless otherwise indicated or the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “the Corporation,” “we,” “us,” and “our” are to Bank of America Corporation excluding its consolidated subsidiaries. Certain capitalized or other defined terms that are used in this prospectus supplement have the specific meanings set forth in the Glossary beginning on page S-49. Capitalized or other defined terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

SUMMARY

The following information about the depositary shares and the Preferred Stock summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus.

Certain capitalized or other defined terms that are used in this prospectus supplement have the specific meanings set forth in the Glossary beginning on page S-49.

Securities Offered

We are offering 2,000,000 depositary shares representing interests in the Preferred Stock, with each share of Preferred Stock having a liquidation preference of $25,000 per share (equivalent to $1,000 per depositary share). Each depositary share represents a 1/25th interest in a share of the Preferred Stock. Each depositary share entitles the holder to a proportional fractional interest in the Preferred Stock represented by that depositary share, including dividend, voting, redemption, and liquidation rights.

We may elect from time to time to issue additional depositary shares representing interests in the Preferred Stock, without notice to, or consent from, the existing holders of the depositary shares, and all those additional depositary shares would be deemed to form a single series with the depositary shares representing interests in the Preferred Stock, described by this prospectus supplement and the accompanying prospectus.

Dividends

Dividend Rate and Dividend Payment Dates. We will pay cash dividends on the Preferred Stock only when, as, and if declared by our board of directors or a duly authorized committee thereof, and, to the extent that we have funds legally available for the payment of such dividends, in arrears, for each quarterly Dividend Period that occurs (1) during the period from, and including, the Original Issue Date to, but excluding, the First Reset Date, at a fixed rate of 7.200% per annum (equivalent to $72.00 per depositary share per annum, calculated in accordance with the terms of the Preferred Stock), and (2) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate (or then-current Benchmark) as of the most recent Reset Dividend Determination Date, plus a spread of 2.260% per annum.

Cash dividends on the Preferred Stock will be payable when, as, and if declared by our board of directors or a duly authorized committee thereof, and to the extent that we have funds legally available for the payment of such dividends, quarterly, in arrears, on each Dividend Payment Date. Dividend Payment Dates are subject to adjustment for non-Business Days as described below under “Description of the Preferred Stock—Dividends—Dividend Payment Dates.”

Non-Cumulative Dividends. Dividends on the Preferred Stock will not be cumulative. Accordingly, if for any reason our board of directors or a duly authorized committee thereof does not declare a dividend on the Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, that dividend will not cumulate and will cease to accrue, and we will have no obligation to pay a dividend for that Dividend Period on the applicable Dividend Payment Date or at any time in the future, whether or not our board of directors or a duly authorized committee thereof declares a dividend on the Preferred Stock or any other series of our preferred stock or common stock for any future Dividend Period.

Certain Restrictions on Our Ability to Pay Dividends. Applicable laws and regulations could restrict our ability to pay dividends on our equity securities, including the Preferred Stock. Further,

our ability to pay dividends on our equity securities, including the Preferred Stock, depends upon our receipt of funds from our subsidiaries. The ability of our subsidiaries to transfer funds to us could be restricted by applicable laws and regulations as well as actions we have taken pursuant to our resolution plan.

Priority of Dividends. So long as any share of the Preferred Stock remains outstanding (1) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock), (2) no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock) nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (3) no shares of Parity Stock will be repurchased, redeemed, or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Stock, except by conversion into or exchange for shares of Junior Stock, during a Dividend Period, unless, in each case, the full dividends for the immediately preceding Dividend Period on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries.

Except as provided below, for so long as any share of the Preferred Stock remains outstanding, we will not declare and pay, or set aside for payment, dividends on any Parity Stock, unless we have paid in full, or set aside payment in full, all dividends for the immediately preceding Dividend Period for outstanding shares of the Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of shares of Preferred Stock and the holders of any Parity Stock. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the dividend payments due on shares of Preferred Stock and the aggregate of the current and accrued dividends due on any Parity Stock.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the board of directors or a duly authorized committee thereof, may be declared and paid on our Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Preferred Stock shall not be entitled to participate in those dividends.

See “Description of the Preferred Stock—Dividends” beginning on page S-18 for more information about the payment of dividends.

Optional Redemption

The Preferred Stock is perpetual and has no maturity date. We may redeem, out of funds legally available therefor, the Preferred Stock, in whole or in part, on any Dividend Payment Date on or after the First Reset Date, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any accrued and unpaid dividends for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

In addition, at any time within 90 days after a Capital Treatment Event we may provide notice to holders of the Preferred Stock that we will redeem the Preferred Stock and subsequently redeem,

out of funds legally available therefor, the Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any accrued and unpaid dividends for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Redemption of the Preferred Stock is subject to our receipt of any required prior approval of the Federal Reserve or other appropriate federal banking agency. Our redemption of the Preferred Stock will cause the redemption of the related depositary shares. Neither the holders of the Preferred Stock nor the holders of the related depositary shares will have the right to require redemption.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of the Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any of our other stock ranking junior to the Preferred Stock as to such distribution, a liquidating distribution of $25,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends for the then-current Dividend Period, without accumulation of undeclared dividends. Distributions will be made only to the extent of our assets remaining available after payment of indebtedness and satisfaction of all other liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution.

Voting Rights

Neither the holders of the Preferred Stock nor the holders of the depositary shares have voting rights, except as specifically required by Delaware law and except as provided below under “Description of the Preferred Stock—Voting Rights” and “Description of the Depositary Shares—Voting the Preferred Stock” in this prospectus supplement.

Ranking

The Preferred Stock will rank, as to payment of dividends and distribution of assets upon our liquidation, dissolution, or winding up, equally with our Parity Stock described in this prospectus supplement under “Description of the Preferred Stock—Ranking,” and senior to our common stock. The Preferred Stock will rank, as to payment of dividends and distribution of assets in the event of our liquidation, dissolution or winding up, junior to our existing and future indebtedness.

Preemptive and Conversion Rights

Neither the holders of the Preferred Stock nor the holders of the depositary shares have any preemptive or conversion rights.

Use of Proceeds

We intend to use the net proceeds from the sale of the depositary shares representing interests in the Preferred Stock for general corporate purposes. See “Use of Proceeds” on page S-17 of this prospectus supplement and page 16 of the accompanying prospectus.

Depository, Transfer Agent, and Registrar

Computershare Trust Company, N.A. will serve as depository, transfer agent, and registrar for the Preferred Stock and transfer agent and registrar for the depositary shares.

Calculation Agent

For purposes of calculating the Dividend Rate applicable for each Reset Period, we will enter into an agreement with The Bank of New York Mellon Trust Company, N.A. to act as calculation agent. We may remove and/or appoint different calculation agents, which may be our affiliates, from time to time after the Original Issue Date of the Preferred Stock, or we may elect to act as the calculation agent with respect to the Preferred Stock, in each case without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us.

Conflicts of Interest

BofA Securities, Inc., the sole book-runner for this offering, is our affiliate. As such, BofA Securities, Inc. has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. BofA Securities, Inc. is not permitted to sell depositary shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. For more information, see “Underwriting (Conflicts of Interest).”

Risk Factors

See “Risk Factors” beginning on page S-9 in this prospectus supplement for a discussion of risks you should consider carefully before deciding to invest in the depositary shares.

RISK FACTORS

Your investment in the depositary shares involves risks. This prospectus supplement does not describe all of those risks.

In consultation with your own financial and legal advisors, you should consider carefully the following risks as well as the risks related to our preferred stock set forth in the accompanying prospectus beginning on page 8 before deciding whether an investment in the depositary shares is suitable for you. The depositary shares are not an appropriate investment for you if you are not knowledgeable about significant features of the depositary shares, the Preferred Stock, or financial matters in general. You should not purchase depositary shares unless you understand and know that you can bear these investment risks.

You should review carefully the information in this prospectus supplement and the accompanying prospectus about the Preferred Stock, depositary shares, and other securities. For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein.

This discussion of risks uses a number of capitalized or other defined terms that have the specific meanings set forth in the Glossary beginning on page S-49.

Our ability to pay dividends on our equity securities, including the Preferred Stock, may be limited by regulatory policies and requirements.

We are subject to various regulatory policies and requirements relating to capital actions, including payment of dividends. For instance, Federal Reserve regulations require major U.S. bank holding companies to submit a capital plan as part of CCAR. Our ability to pay dividends depends in part on our ability to maintain regulatory capital levels above minimum requirements plus buffers. To the extent that the Federal Reserve increases our stress capital buffer (“SCB”), G-SIB surcharge or countercyclical capital buffer, our ability to pay or increase dividends could be limited. As part of CCAR, we are subject to extensive regulatory evaluation of capital planning practices by the Federal Reserve, including stress testing certain parts of our business using hypothetical economic scenarios prepared by the Federal Reserve. Those scenarios may affect our CCAR stress test results, which could impact our SCB and require us to hold additional capital. Additionally, the Federal Reserve may impose limitations or prohibitions on taking capital actions, such as paying or increasing common stock dividends or paying preferred stock dividends. If the Federal Reserve finds that any of our U.S. bank subsidiaries are not “well-capitalized” or “well-managed,” we would be required to enter into an agreement with the Federal Reserve to comply with all applicable capital and management requirements, which may contain additional limitations or conditions relating to our activities. Additionally, the applicable federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a bank or bank holding company, if the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Our ability to pay dividends on our equity securities, including the Preferred Stock, depends upon our receipt of funds from our subsidiaries and applicable laws and regulations, and actions we have taken pursuant to our resolution plan (as described below), could restrict the ability of our subsidiaries to transfer funds to us.

We are a holding company and conduct substantially all of our operations through our subsidiaries. We depend on dividends and other distributions, loans and other payments from our subsidiaries to fund dividend payments on our equity securities, including the Preferred Stock, and to fund payments on our other obligations. Any inability of our subsidiaries to transfer funds, pay dividends or make payments to us may adversely affect our cash flow, liquidity and financial condition. Many of our subsidiaries, including our bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or to our other subsidiaries. In addition, our bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates, minimum regulatory capital and liquidity requirements and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Lower earnings in our subsidiaries can reduce the amount of funds available to us. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where we have concentrated credit risk, and a failure in or breach of our operational or security systems or infrastructure, could affect our businesses and results of operations. Intercompany arrangements we have entered into in connection with our resolution planning could restrict the amount of funding available to us from our subsidiaries under certain adverse conditions, as described below under “—A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations and dividends on the Preferred Stock.” These restrictions could prevent those subsidiaries from paying dividends or making other distributions to us or otherwise providing funds to us that we need in order to pay dividends or make payments on our securities, including payment of dividends on the Preferred Stock. Also, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or otherwise will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized.

A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations and dividends on the Preferred Stock.

We are required to submit a plan to the FDIC and the Federal Reserve every two years describing our resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy is a single point of entry strategy, whereby only Bank of America (the parent holding company) would file for bankruptcy under the U.S. Bankruptcy Code. Certain key operating subsidiaries would be provided with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. We have entered into intercompany arrangements governing the contribution of most of our capital and liquidity to these key subsidiaries. As part of these arrangements, we have transferred most of our assets (and have agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of our remaining assets secure our ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided us with a committed line of credit that, in addition to our cash, dividends and interest payments, including interest payments we receive in respect of the subordinated note, may be used to fund our obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require us to contribute our remaining financial assets to the wholly-owned holding company subsidiary if our projected liquidity resources deteriorate so severely that our resolution becomes imminent, which could adversely affect our liquidity and ability to meet our obligations on our securities, including payment of dividends on the Preferred Stock. In addition, our preferred resolution strategy could result in holders of the Preferred Stock and the depositary shares being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

If we enter a resolution proceeding, holders of our unsecured debt and equity securities, including the Preferred Stock, would be at risk of absorbing our losses.

If we enter a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act, our losses would be imposed first on holders of our equity securities, including the Preferred Stock, and thereafter holders of our unsecured debt, and some or all of such equity securities and unsecured debt could be significantly reduced or eliminated as a result of such resolution proceeding.

Cash dividends on the Preferred Stock are discretionary and non-cumulative and subject to certain limitations.

Unlike indebtedness, where principal and interest customarily are payable on specified due dates, cash dividends on the Preferred Stock are payable only when, as and if declared by our board of directors or a duly authorized committee of our board of directors. Consequently, if our board of directors or a duly authorized committee thereof does not authorize and declare a dividend for any Dividend Period prior to the related Dividend Payment Date, holders of the Preferred Stock would not be entitled to receive a dividend for that Dividend Period, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a Dividend Period after the Dividend Payment Date for that period if our board of directors or a duly authorized committee thereof has not declared a dividend before the related Dividend Payment Date, whether or not dividends on the Preferred Stock or any other series of our preferred stock or our common stock are declared for any future Dividend Period. In addition, in the case of the Preferred Stock, as a Delaware corporation, we are restricted to making dividend payments and redemption payments on the Preferred Stock out of legally available funds. Further, under the Federal Reserve’s current regulatory capital rules related to additional Tier 1 capital instruments, dividends on the Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

The Dividend Rate will reset on the First Reset Date and each subsequent Reset Date and any dividends declared may be less than the initial fixed Dividend Rate of 7.200% in effect until the First Reset Date.

The annual Dividend Rate on the Preferred Stock applicable for each Reset Period will equal the Five-Year U.S. Treasury Rate determined as set forth in this prospectus supplement (or then-current Benchmark) as of the most recent Reset Dividend Determination Date plus 2.260% per annum. Therefore, the Dividend Rate at which dividends accrue after the First Reset Date could be more or less than the fixed Dividend Rate applicable for the period from, and including, the Original Issue Date to, but excluding, the First Reset Date. We have no control over the factors that may affect the Five-Year U.S. Treasury Rate, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact the market generally and Five-Year U.S. Treasury Rates specifically.

The historical Five-Year U.S. Treasury Rates are not an indication of future Five-Year U.S. Treasury Rates.

In the past, Five-Year U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of Five-Year U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in Five-Year U.S. Treasury Rates is not an indication that Five-Year U.S. Treasury Rates are more or less likely to increase or decrease at any time before or after the First Reset Date, and you should not take the historical Five-Year U.S. Treasury Rates as an indication of future rates.

From and including the First Reset Date, the value of and return on the depositary shares representing interests in the Preferred Stock may be adversely affected if the Dividend Rate applicable for a Reset Period cannot be determined using the initial method provided to determine the Five-Year U.S. Treasury Rate or is determined using a Replacement Rate.

If on any Reset Dividend Determination Date for which the Dividend Rate is determined using the Five-Year U.S. Treasury Rate, the Five-Year U.S. Treasury Rate cannot be determined in accordance with the initial method for determining such rate set forth in the third paragraph under “Description of the Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period,” then the Five-Year U.S. Treasury Rate will be determined by interpolation as an alternative method as set forth in such paragraph. If the Five-Year U.S. Treasury Rate cannot be determined in accordance with either such method, the Dividend Rate will be determined using a Replacement Rate. Such use of interpolation to determine the Five-Year U.S. Treasury Rate or use of a Replacement Rate may result in a Dividend Rate and dividend payments that are lower than or that do not otherwise correlate over time with the Dividend Rate and dividend payments that would have been made on the Preferred Stock if the Five-Year U.S. Treasury Rate had been determined using the initial method for determining such rate set forth in “Description of the Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period.”

If a Rate Substitution Event has occurred with respect to the Five-Year U.S. Treasury Rate (or the then-current Benchmark) as described under “Description of the Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period,” and we or our designee, after consulting with us, determines that there is no Replacement Rate to the Five-Year U.S. Treasury Rate (or then-applicable Benchmark), then the Dividend Rate applicable for the relevant Reset Period will be: (a) with respect to the first Reset Period, 7.200% or (b) with respect to any Reset Period other than the first Reset Period, the Dividend Rate that was applicable for the preceding Reset Period. In any such case, the Dividend Rate as specified in clause (a) or (b) in the preceding sentence, could remain in effect for so long as the Preferred Stock is outstanding.

From and including the First Reset Date, we or our designee (after consulting with us) may make determinations with respect to any Replacement Rate, and the use thereof to determine the applicable Dividend Rate and related matters that could affect the market value of your depositary shares.

From and including the First Reset Date, if we or our designee, after consulting with us, determines that the then-current Benchmark (which, as of the Original Issue Date for the Preferred Stock, is the Five-Year U.S. Treasury Rate) cannot be determined in the manner then applicable for such determination (which, as of the Original Issue Date, is pursuant to the methods described in clauses (i) and (ii) of the third paragraph under “Description of the Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period”), the terms of the Preferred Stock expressly authorize us or our designee, after consulting with us, to determine whether there is a Replacement Rate with respect to the then-applicable Benchmark (which, as of the Original Issue Date, is the Five-Year U.S. Treasury Rate) and, if applicable, to determine and make certain Adjustments with respect to such Replacement Rate and the use thereof to determine the Dividend Rate and matters related to the dividends payable during the applicable Reset Period, as described under “Description of the Preferred Stock—Dividends— Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period.”

Certain of these determinations, and other related determinations described herein, may require the exercise of discretion and the making of subjective judgments by us or our designee,

after consulting with us. In making these potentially subjective determinations, we or our designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the return on, value of and market for the depositary shares representing interests in the Preferred Stock. When performing such functions, potential conflicts of interest may exist between us or our designee and holders of the depositary shares representing interests in the Preferred Stock.

If we are deferring payments on our outstanding junior subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on our equity securities, including the Preferred Stock, or redeeming such equity securities.

The terms of our currently outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our equity securities, including the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on such equity securities, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated notes or at any time when we have deferred a payment of interest on those junior subordinated notes.

The Preferred Stock ranks equally with our Parity Stock as to the payment of dividends and distribution of our assets upon liquidation and may be junior in rights and preferences to our future preferred stock.

The Preferred Stock will rank equally with our Parity Stock as to the payment of dividends and the distribution of assets on our liquidation, dissolution or winding up. In addition, to the extent that we declare dividends on the Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of shares of any Parity Stock then outstanding. If we are not paying full dividends on any outstanding Parity Stock, we will not be able to pay full dividends on the Preferred Stock.

Further, we are not restricted from issuing additional Preferred Stock. Holders of the Preferred Stock or depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series.

The Preferred Stock may be junior to preferred stock we issue in the future which by its terms is expressly senior to the Preferred Stock. The terms of any of our future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid when due to you.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

Shares of the Preferred Stock are equity interests in us and do not constitute indebtedness. This means that shares of the Preferred Stock and depositary shares, which represent interests in shares of the Preferred Stock, will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on the

Preferred Stock. In addition, holders of the Preferred Stock or depositary shares representing interests in shares of the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

An active trading market for the Preferred Stock and the related depositary shares does not exist and may not develop or be maintained.

The Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We do not intend to list the Preferred Stock or the depositary shares on any securities exchange. We cannot predict how the depositary shares will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of the depositary shares in any secondary market may be limited. Although the underwriters may purchase and sell their depositary shares in the secondary market from time to time, the underwriters will not be obligated to do so and may discontinue making a market for the depositary shares at any time without giving us notice. We cannot assure you that a secondary market for the depositary shares will develop, or that if one develops, it will be maintained. If an active, liquid market does not develop for the depositary shares, the market price and liquidity of the depositary shares may adversely be affected.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any Dividend Payment Date on or after the First Reset Date or, in whole at any time, under certain circumstances after the occurrence of a Capital Treatment Event. Any decision we may make at any time to redeem the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to limitations. Under the Federal Reserve’s current regulatory capital rules applicable to bank holding companies, redemption of the Preferred Stock may be subject to prior approval of the Federal Reserve if applicable. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock if applicable. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing the Preferred Stock with securities that qualify as common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. In such case, under such current guidelines, we must demonstrate that we will continue to hold capital commensurate with our risk to the satisfaction of the Federal Reserve. We currently understand that the factors that the Federal Reserve will consider in evaluating a requested redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, may include an evaluation of the overall level and quality of our then applicable capital components, considered in light of our then applicable risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time. The factors may also include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve may change these factors at any time.

If the Preferred Stock is redeemed, the corresponding redemption of the depositary shares would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the depositary shares in a similar security.

We may be able to redeem the Preferred Stock prior to the First Reset Date.

By its terms, the Preferred Stock may be redeemed by us prior to the First Reset Date upon the occurrence of certain events involving the capital treatment of the Preferred Stock. In particular, upon our good faith determination that an event has occurred that would constitute a Capital Treatment Event, we may, at our option, redeem in whole, but not in part, the shares of Preferred Stock, subject to any required prior approval of the Federal Reserve or other appropriate federal banking agency. See “Description of the Preferred Stock—Optional Redemption.”

Although the terms of the Preferred Stock have been established to satisfy the criteria for “additional Tier 1 capital” instruments consistent with Basel 3 as set forth in the joint final rulemaking by the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency, it is possible that the Preferred Stock may not satisfy the criteria set forth in future rulemaking or interpretations. As a result, a Capital Treatment Event could occur whereby we would have the right, subject to any required prior approval of the Federal Reserve or other appropriate federal banking agency, to redeem the Preferred Stock in accordance with its terms prior to the First Reset Date at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus any accrued and unpaid cash dividends for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared cash dividends.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Preferred Stock will have voting rights only as specifically required by Delaware law and as described below under “Description of the Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depository to exercise any voting rights of the Preferred Stock.

Our trading activities may create conflicts of interest with you.

We or one or more of our broker-dealer affiliates, including BofA Securities, Inc., may engage in trading activities that are not for your account or on your behalf. These trading activities may present a conflict of interest between the interest of holders of the depositary shares and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities could influence secondary trading (if any) in the depositary shares, or otherwise could be adverse to the interests of a beneficial owner of the depositary shares.

Holders of depositary shares may be unable to use the dividends received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for a dividends received deduction, and distributions paid to non-corporate U.S. holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if the distributions are paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, corporate U.S. holders would be unable to use the dividends received deduction and non-corporate U.S. holders would not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

You are making an investment decision about the depositary shares as well as our Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of our Preferred Stock. Those fractional interests are in the form of depositary shares. The depository for the Preferred Stock will rely solely on the dividend payments on the Preferred Stock it receives from us to fund all dividend payments on the depositary shares. You should review carefully the information in this prospectus supplement and the accompanying prospectus regarding our depositary shares and the Preferred Stock.

The Preferred Stock does not restrict our ability to incur indebtedness.

The Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above under “—Holders of the Preferred Stock will have limited voting rights.” The Preferred Stock will be junior to our indebtedness with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the depositary shares representing interests in the Preferred Stock for general corporate purposes. See “Use of Proceeds” on page 16 of the accompanying prospectus.

DESCRIPTION OF THE PREFERRED STOCK

You should read the following description of the Preferred Stock along with the “Description of Preferred Stock” beginning on page 50 of the accompanying prospectus. This description of the Preferred Stock is qualified by the Certificate of Designations for the Preferred Stock, which will be filed in a Current Report on Form 8-K, and where this description is inconsistent with the description of the Preferred Stock in the Certificate of Designations, the Certificate of Designations will control. Certain capitalized or other defined terms that are used in this prospectus supplement have the specific meanings set forth in the Glossary beginning on page  S-49.

General

Shares of the Preferred Stock represent a single series of our authorized preferred stock. We are offering 2,000,000 depositary shares, representing 80,000 shares of the Preferred Stock, by this prospectus supplement and the accompanying prospectus. Holders of the Preferred Stock have no preemptive rights. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depository will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depository, as described in “Description of the Depositary Shares” beginning on page S-32.

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and will not be subject to any sinking fund or our obligation to redeem or repurchase the Preferred Stock. The Preferred Stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the Preferred Stock. Dividends on the Preferred Stock will accrue from, and including, the Original Issue Date at the then-applicable Dividend Rate for each Dividend Period on the liquidation preference amount of $25,000 per share (equivalent to $1,000 per depositary share). We will have no obligation to pay dividends accrued for a Dividend Period on or after the Dividend Payment Date for that period if our board of directors or a duly authorized committee thereof has not declared a dividend before the related Dividend Payment Date, whether or not dividends on the Preferred Stock or any other series of our preferred stock or our common stock are declared for any future Dividend Period.

Ranking

On the date of original issuance, the Preferred Stock will rank equally, as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up, with our Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series OO Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series UU Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock. The Preferred Stock, together with any other series of our preferred stock, will rank senior to our common stock, and any of our other stock that is expressly made junior to our preferred stock, as to payment of dividends and distribution of assets upon our liquidation, dissolution, or winding up. We may from time to time, without notice to or consent from the holders of the Preferred Stock, create and issue additional shares of preferred stock ranking equally with the Preferred Stock as to dividends and distribution of assets upon our liquidation, dissolution, or winding up. The Preferred Stock will rank, as to payment of dividends and distribution of assets in the event of our liquidation, dissolution or winding up, junior to our existing and future indebtedness.

Dividends

Dividend Rate. Dividends on shares of the Preferred Stock will not be mandatory. Holders of the Preferred Stock will be entitled to receive, only when, as, and if declared by our board of directors or a duly authorized committee thereof, out of funds legally available under Delaware law for payment of such dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of the Preferred Stock, payable quarterly, for each Dividend Period that occurs (1) during the period from, and including, the Original Issue Date to, but excluding, the First Reset Date, at a fixed rate of 7.200% per annum (equivalent to $72.00 per depositary share per annum, calculated in accordance with the terms of the Preferred Stock), and (2) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate (or then-current Benchmark) as of the most recent Reset Dividend Determination Date, plus a spread of 2.260% per annum.

Dividend Payment Dates. When, as, and if declared by our board of directors or a duly authorized committee thereof, we will pay cash dividends on the Preferred Stock quarterly, in arrears, on the Dividend Payment Dates. We will pay cash dividends to the holders of record of shares of the Preferred Stock as they appear on our stock register on each record date, which shall be the first day of the calendar month in which such Dividend Payment Date falls or such other record date fixed by our board of directors (or a duly authorized committee thereof) that is not more than 60 calendar days prior to such Dividend Payment Date. If any date on which dividends otherwise would be payable is not a Business Day, then the dividends will be payable on the next succeeding day that is a Business Day, without any additional dividends accruing or other payment adjustment in respect of such delay, unless that day falls in the next calendar year, in which case the dividends will be payable on the immediately preceding Business Day, and, in either case, the relevant Dividend Period will not be adjusted.

Non-Cumulative Dividends. Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee thereof does not declare a dividend on the Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not cumulate and will cease to accrue, and we will have no obligation to pay a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period. We will calculate dividends on the Preferred Stock for each Dividend Period on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on shares of the Preferred Stock that are redeemed will cease to accrue after the applicable redemption date, as described below under “—Optional Redemption,” unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

The Dividend Rate applicable for each Reset Period commencing on or after the First Reset Date will be determined by the calculation agent using the Five-Year U.S. Treasury Rate (or then-current Benchmark) as of the applicable Reset Dividend Determination Date for such Reset Period. On each Reset Dividend Determination Date, the calculation agent will add the Five-Year U.S. Treasury Rate (or then-current Benchmark) as determined by the calculation agent and the spread of 2.260% per annum to determine the Dividend Rate applicable for such Reset Period. Once the Dividend Rate applicable for the applicable Reset Period is determined, the calculation agent will deliver that information to us and the transfer agent.

For any Reset Period commencing on or after the First Reset Date, the “Five-Year U.S. Treasury Rate” means a rate determined in the following manner:

(i)

the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities, for five-year maturities, for the five Business Days immediately preceding the applicable Reset Dividend Determination Date and appearing (or, if fewer than five Business Days so appear on the applicable Reset Dividend Determination Date, for such number of Business Days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable Reset Dividend Determination Date; or

(ii)

if there are no such published yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities, for five-year maturities, then the “Five-Year U.S. Treasury Rate” will be determined by interpolation between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case for the five Business Days immediately preceding the applicable Reset Dividend Determination Date and appearing (or, if fewer than five Business Days so appear on the applicable Reset Dividend Determination Date, for such number of Business Days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable Reset Dividend Determination Date.

In each case, the Five-Year U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that the then-current Benchmark (which, as of the Original Issue Date for the Preferred Stock, is the Five-Year U.S. Treasury Rate) cannot be determined in the manner applicable for such Benchmark (which, as of the Original Issue Date of the Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) on the applicable Reset Dividend Determination Date (such determination, a “Rate Substitution Event”), we or our designee, after consulting with us, may determine whether there is an industry-accepted successor rate to the then-current Benchmark (such industry-accepted successor rate, the “Replacement Rate”). If we or our designee, after consulting with us, determines that there is such a Replacement Rate, then such Replacement Rate will replace the Five-Year U.S. Treasury Rate (or the then-current Benchmark) for all purposes relating to the Preferred Stock (including for purposes of the definition of “Dividend Rate”) in respect of such determination on such Reset Dividend Determination Date and all determinations on all subsequent Reset Dividend Determination Dates. In addition, if a Replacement Rate is utilized as described in the preceding sentence, we or our designee, after consulting with us, may adopt or make changes to (1) any Dividend Payment Date, Dividend Period, Reset Date, Reset Period, Reset Dividend Determination Date or business day convention, (2) the manner, timing and frequency of determining rates and amounts of dividends that are payable on the Preferred Stock and the conventions relating to such determinations, (3) the timing and frequency of making dividend payments, (4) rounding conventions, (5) Benchmark maturities and (6) any other terms or provisions of the Preferred Stock (including any spread or adjustment factor needed to make such Replacement Rate comparable to the then-current Benchmark (which, as of the Original Issue Date of the Preferred Stock, is the Five-Year U.S. Treasury Rate)), in each case that we or our designee, after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such Replacement Rate in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee, after consulting with us, determines that implementation of any portion of such market practice is not administratively feasible or if we or our designee, after consulting with us, determines that no market practice for use of such Replacement Rate exists, in such other manner as we or our designee, after consulting with us, determines is appropriate) (such changes, the “Adjustments”). If we or our designee, after consulting with us, determines that there is no such Replacement Rate, then the Dividend Rate applicable for the applicable Reset Period will be: (a) with respect to the first Reset Period, 7.200% or (b) with respect to any Reset Period other than the first Reset Period the Dividend Rate that was applicable for the preceding Reset Period.

Calculation Agent; Decisions and Determinations; Records. With respect to each Reset Period from, and including, the First Reset Date, calculations relating to the Five-Year U.S. Treasury Rate (or then-current Benchmark) and the Dividend Rate applicable for such Reset Period will be made by the calculation agent. Any determination, decision or election that may be made by us, our designee or, in the case of a calculation or determination, the calculation agent, pursuant to the provisions of the Preferred Stock as described in this prospectus supplement (including the provisions relating to a Rate Substitution Event set forth under “—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period”), and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•

will be made in our or the calculation agent’s or our other designee’s sole discretion, except if made by the calculation agent or our other designee in connection with the provisions relating to a Rate Substitution Event set forth under “—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period” (and in all cases, with regard to the calculation agent, any such determination in connection with such provisions relating to a Rate Substitution Event will be limited solely to administrative feasibility as described in this prospectus supplement);

•

if made by the calculation agent or our other designee in connection with the provisions relating to a Rate Substitution Event set forth under “—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period” (as described in the preceding bullet) will be made after consulting with us, and our designee will not make any such determination, decision or election to which we object; and

•	shall become effective without consent from the holders of the Preferred Stock or any other party.

If we do not agree with any determination made by the calculation agent regarding administrative feasibility, as described in this prospectus supplement, in connection with the provisions relating to a Rate Substitution Event and related Adjustments, as set forth under “—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period,” then we may, in our sole discretion, remove the calculation agent and appoint a successor calculation agent (which may be our affiliate).

Any determination, decision or election pursuant to the provisions relating to a Rate Substitution Event set forth under “—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period” not made by our designee will be made by us on the basis described above. We may designate an entity (which entity may be a calculation agent and/or our affiliate) to make any determination, decision or election that we have the right to make in connection with such provisions.

In connection with any Rate Substitution Event, so long as any share of the Preferred Stock remains outstanding, we will maintain a record of any Replacement Rate and any Adjustments relating thereto, in each case as may be determined in accordance with the fifth paragraph set forth under “—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period,” and will provide a copy of such information to a holder of the Preferred Stock or the related depositary shares, upon written request to us.

Priority of Dividends. So long as any share of Preferred Stock remains outstanding (1) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock), (2) no shares of Junior Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, during a Dividend Period, unless, in each case, the full dividends for the immediately preceding Dividend Period on all outstanding shares of the Preferred Stock have been paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of our Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries.

Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare and pay, or set aside for payment dividends on any Parity Stock unless we have paid in full, or set aside payment in full, in respect of all dividends for the immediately preceding Dividend Period for outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then current dividend payments due on the shares of Preferred Stock and the aggregate of the current and accrued dividends due on any outstanding Parity Stock. No interest will be payable in respect of any dividend payment on Preferred Stock that may be in arrears.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee thereof, may be declared and paid on our Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Preferred Stock will not be entitled to participate in those dividends.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, or winding up, the holders of the Preferred Stock are entitled to receive, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any of our other shares of stock ranking junior to the Preferred Stock as to distributions upon our liquidation, dissolution, or winding up, a liquidating distribution in the amount of $25,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of our assets remaining available after payment of indebtedness and satisfaction of other liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution. After payment of this liquidating distribution, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of our assets other than what is expressly provided for herein.

Our consolidation or merger with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Preferred Stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. In addition, holders of the Preferred Stock may be fully subordinated to interests held by the U.S. Government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Financial Reform Act.

If our assets are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of the Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of the Preferred Stock and all such Parity Stock.

If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of the Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

Optional Redemption

The Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. However, we may redeem, out of funds legally available therefor, shares of the Preferred Stock on any Dividend Payment Date on or after the First Reset Date, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share) (except as otherwise provided below), plus any accrued and unpaid cash dividends for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Dividends will cease to accrue on shares redeemed after the redemption date. Under the Federal Reserve’s current regulatory capital rules applicable to bank holding companies, redemption of the Preferred Stock may be subject to prior approval of the Federal Reserve if applicable.

At any time within 90 days after a Capital Treatment Event, and at the option of our board of directors or any duly authorized committee of our board of directors, we may provide notice to holders of the Preferred Stock that we will redeem the Preferred Stock in accordance with the procedures described below, and subsequently redeem, out of funds legally available therefor, the Preferred Stock in whole, but not in part, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share) (except as otherwise provided below), plus any accrued and unpaid dividends on the shares of the Preferred Stock for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends. Subject to irrevocably setting aside or depositing funds necessary for redemption, dividends will cease to accrue on the redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided herein.

Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve or other appropriate federal banking agency.

If we redeem shares of the Preferred Stock, we will provide notice by first class, postage prepaid, mail to the holders of record of the shares of Preferred Stock to be redeemed. That notice will be mailed not less than 5 Business Days and not more than 60 calendar days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

(i)	the redemption date;

(ii)

the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of the Preferred Stock to be redeemed from the holder;

(iii)	the redemption price;

(iv)	the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and

(v)	that cash dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the Preferred Stock is held in book-entry form through DTC, we may give such notice in any manner permitted or required by DTC. Neither the holders of the Preferred Stock nor the holders of the related depositary shares have the right to require redemption of the Preferred Stock.

In the case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares of the Preferred Stock to be redeemed will be selected either pro rata from the holders of record of the Preferred Stock in proportion to the number of shares of Preferred Stock held by such holders or by lot.

Voting Rights

The holders of the Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever a Nonpayment occurs, the holders of outstanding shares of the Preferred Stock voting as a class with holders of shares of any Voting Parity Stock will be entitled to vote for the election of two Preferred Stock Directors on the terms set forth below (and to fill any vacancies in the terms of such directorships). Holders of all series of our preferred stock that are granted these voting rights and that rank equally with the Preferred Stock will vote as a single class. In the event that the holders of the shares of the Preferred Stock are entitled to vote as described in this paragraph, our board of directors will be increased by two directors, and the holders of the Preferred Stock will have the right, as members of that class, as outlined above, to elect two directors at the next annual meeting of our stockholders, provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our board of directors include more than two Preferred Stock Directors.

When we have paid full dividends for the equivalent of at least four quarterly Dividend Periods following a Nonpayment on the Preferred Stock and any other series of our preferred stock ranking equally with the Preferred Stock, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.

Upon termination of the right of the holders of the Preferred Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail.

So long as any shares of Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Preferred Stock and any Voting Parity Stock, voting together as a class, authorize, create or issue any capital stock ranking senior to the Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. So long as any shares of the Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Preferred Stock, amend, alter or repeal any provision of the Certificate of Designations or our Restated Certificate of Incorporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Preferred Stock.

Notwithstanding the foregoing, none of the following will be deemed to adversely affect the powers, preferences or special rights of the Preferred Stock:

•

any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding-up;

•	a merger or consolidation of us with or into another entity in which the shares of the Preferred Stock remain outstanding; and

•

a merger or consolidation of us with or into another entity in which the shares of the Preferred Stock are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Preferred Stock.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

Outstanding Preferred Stock

Under our Restated Certificate of Incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine.

In addition to the Preferred Stock, we have authorized the following series of our preferred stock:

•	35,045 shares of Series B Preferred Stock, 6,890 shares of which were issued and outstanding as of October 19, 2026;

•	85,100 shares of Series E Preferred Stock, 12,317 shares of which were issued and outstanding as of October 19, 2026;

•	7,001 shares of Series F Preferred Stock, 1,409 shares of which were issued and outstanding as of October 19, 2026;

•	8,501 shares of Series G Preferred Stock, 4,925 shares of which were issued and outstanding as of October 19, 2026;

•	6,900,000 shares of Series L Preferred Stock, 3,080,154 shares of which were issued and outstanding as of October 19, 2026;

•	94,000 shares of Series FF Preferred Stock, 90,833 shares of which were issued and outstanding as of October 19, 2026;

•	55,200 shares of Series GG Preferred Stock, 54,000 shares of which were issued and outstanding as of October 19, 2026;

•	34,160 shares of Series HH Preferred Stock, 34,049 shares of which were issued and outstanding as of October 19, 2026;

•	60,950 shares of Series KK Preferred Stock, 55,272 shares of which were issued and outstanding as of October 19, 2026;

•	52,400 shares of Series LL Preferred Stock, 52,045 shares of which were issued and outstanding as of October 19, 2026;

•	44,000 shares of Series NN Preferred Stock, 42,993 shares of which were issued and outstanding as of October 19, 2026;

•	120,000 shares of Series OO Preferred Stock, 120,000 shares of which were issued and outstanding as of October 19, 2026;

•	36,600 shares of Series PP Preferred Stock, 36,500 shares of which were issued and outstanding as of October 19, 2026;

•	52,000 shares of Series QQ Preferred Stock, 51,879 shares of which were issued and outstanding as of October 19, 2026;

•	70,000 shares of Series RR Preferred Stock, 66,738 shares of which were issued and outstanding as of October 19, 2026;

•	28,000 shares of Series SS Preferred Stock, 27,463 shares of which were issued and outstanding as of October 19, 2026;

•	80,000 shares of Series TT Preferred Stock, 80,000 shares of which were issued and outstanding as of October 19, 2026;

•	100,000 shares of Series UU Preferred Stock, 100,000 shares of which were issued and outstanding as of October 19, 2026;

•	21,000 shares of Series 1 Preferred Stock, 3,185 shares of which were issued and outstanding as of October 19, 2026;

•	37,000 shares of Series 2 Preferred Stock, 9,967 shares of which were issued and outstanding as of October 19, 2026;

•	20,000 shares of Series 4 Preferred Stock, 7,010 shares of which were issued and outstanding as of October 19, 2026; and

•	50,000 shares of Series 5 Preferred Stock, 13,331 shares of which were issued and outstanding as of October 19, 2026.

As of the date of this prospectus supplement, the aggregate liquidation preference of all of our outstanding preferred stock, excluding the Preferred Stock, is approximately $25.3 billion.

Authorized Classes of Preferred Stock

For a summary of the general terms and provisions of our Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock, see “Description of Preferred Stock—Existing Preferred Stock” in the accompanying prospectus beginning on page 52. Below is a summary of the general terms and conditions of our Series OO Preferred Stock and Series UU Preferred Stock. You also should refer to our Restated Certificate of Incorporation and the respective certificate of designations for each series.

Series OO Preferred Stock

Preferential Rights. The Series OO Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series UU Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series OO Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series OO Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series OO Preferred Stock without the consent of the holders of the Series OO Preferred Stock.

Dividends. Holders of the Series OO Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each quarterly dividend period that occurs (1) during the period from, and including, the issue date, to, but excluding, May 1, 2030, at a fixed rate of 6.625% per annum, and (2) from, and including, May 1, 2030, during each “reset period,” as defined in the certificate of designations for the Series OO Preferred Stock, at a rate per annum equal to the “Five-Year U.S. Treasury Rate,” as described in the certificate of designations for the Series OO Preferred Stock, as of the most recent “reset dividend determination date,” as defined in the certificate of designations for the Series OO Preferred Stock, plus a spread of 2.684% per annum. Dividends on the Series OO Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series OO Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series OO Preferred Stock unless full dividends on all outstanding shares of Series OO Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series OO Preferred Stock for any period unless full dividends on all outstanding shares of Series OO Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series OO Preferred Stock and on any capital stock ranking equally with the Series OO Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series OO Preferred Stock and the holders of any capital stock ranking equally with the Series OO Preferred Stock.

Voting Rights. Holders of the Series OO Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series OO Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series OO Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series OO Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series OO Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series OO Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series OO Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series OO Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series OO Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series OO Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series OO Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series OO Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series OO Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series OO Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series OO Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series OO Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series OO Preferred Stock, in whole or in part, at our option, on any dividend payment date on or after May 1, 2030, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series OO Preferred Stock, we may redeem the Series OO Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

Series UU Preferred Stock

Preferential Rights. The Series UU Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series OO Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series UU Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series UU Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series UU Preferred Stock without the consent of the holders of the Series UU Preferred Stock.

Dividends. Holders of the Series UU Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each quarterly dividend period that occurs (1) during the period from, and including, the issue date, to, but excluding, July 26, 2030, at a fixed rate of 6.250% per annum, and (2) from, and including, July 26, 2030, during each “reset period,” as defined in the certificate of designations for the Series UU Preferred Stock, at a rate per annum equal to the “Five-Year U.S. Treasury Rate,” as described in the certificate of designations for the Series UU Preferred Stock, as of the most recent “reset dividend determination date,” as defined in the certificate of designations for the Series UU Preferred Stock, plus a spread of 2.351% per annum. Dividends on the Series UU Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series UU Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series UU Preferred Stock unless full dividends on all outstanding shares of Series UU Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series UU Preferred Stock for any period unless full dividends on all outstanding shares of Series UU Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series UU Preferred Stock and on any capital stock ranking equally with the Series UU Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series UU Preferred Stock and the holders of any capital stock ranking equally with the Series UU Preferred Stock.

Voting Rights. Holders of the Series UU Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series UU Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series UU Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series UU Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series UU Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series UU Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series UU Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series UU Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series UU Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series UU Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series UU Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series UU Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series UU Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series UU Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series UU Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series UU Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series UU Preferred Stock, in whole or in part, at our option, on any dividend payment date on or after July 26, 2030, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series UU Preferred Stock, we may redeem the Series UU Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

Additional Classes or Series of Stock

We will have the right to create and issue additional classes or series of stock ranking equally with or junior to the Preferred Stock as to dividends and distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Preferred Stock, or the holders of the related depositary shares.

Depository, Transfer Agent, and Registrar

Computershare Trust Company, N.A. will be the depository, transfer agent, and registrar for the Preferred Stock.

Calculation Agent

For purposes of calculating the Dividend Rate applicable for each Reset Period, we will enter into an agreement with The Bank of New York Mellon Trust Company, N.A. as calculation agent. We may remove and/or appoint different calculation agents, which may be our affiliates, from time to time after the Original Issue Date of the Preferred Stock, or we may elect to act as the calculation agent with respect to the Preferred Stock, in each case without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us.

DESCRIPTION OF THE DEPOSITARY SHARES

The following description summarizes specific terms and provisions of the depositary shares relating to our Preferred Stock. You should read this description of the material terms of the depositary shares along with the terms that apply generally to all our preferred stock issued in the form of depositary shares under “Description of Depositary Shares” in the accompanying prospectus.

General

We are issuing proportional fractional interests in the Preferred Stock in the form of depositary shares. Each depositary share represents a 1/25th interest in a share of the Preferred Stock and the same proportionate interest in any and all other property received by the depository in respect of such share of Preferred Stock. Each owner of a depositary share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such depositary share (including the dividend, voting, redemption and liquidation rights). Each depositary share will be evidenced by depositary receipts, as described under “Registration and Settlement—Book-Entry System” on page S-35. We will deposit the underlying shares of the Preferred Stock with a depository pursuant to a deposit agreement among us, Computershare Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A., collectively acting as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Preferred Stock in proportion to the applicable fraction of a share of Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depository and not indirect holders who own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, DTC. You should review the special considerations that apply to indirect holders described in “Registration and Settlement—Book-Entry System” on page S-35.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/25th of the dividend declared on the related share of the Preferred Stock.

The depository will distribute all dividends and other cash distributions received on the Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depository will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depository determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Preferred Stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock, in whole or in part, as described above under “Description of the Preferred Stock—Optional Redemption,” depositary shares also will be redeemed with the proceeds received by the depository from the redemption of the Preferred Stock held by the depository. The redemption price per depositary share will be 1/25th of the redemption price per share payable with respect to the Preferred Stock, plus a corresponding pro rata portion of any accrued and unpaid dividends on the shares of the Preferred Stock called for redemption for the then-current Dividend Period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

If we redeem shares of the Preferred Stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Preferred Stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot. In any case, the depository will redeem depositary shares only in increments of 25 depositary shares and multiples thereof. The depository will provide notice of redemption to record holders of the depositary receipts not less than 5 Business Days and not more than 60 calendar days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/25th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/25th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote, as described above in “Description of the Preferred Stock—Voting Rights.”

When the depository receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depository will provide the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock, which notice will be deemed to have been duly given if transmitted through the facilities of DTC in accordance with the procedures of DTC. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depository to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depository will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. To the extent any such instructions request the voting of a fractional interest of a share of Preferred Stock, the depository will aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and will vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. We will agree to take all reasonable actions that the depository determines are necessary to enable the depository to vote as instructed. The depository will not vote any shares of the Preferred Stock except to the extent it receives specific instructions from the holders of the depositary shares representing that number of shares of Preferred Stock.

Form and Notices

The Preferred Stock will be issued in registered form to the depository, and the depositary shares will be issued in book-entry only form through DTC, as described below in “Registration and Settlement—Book-Entry System” and in “Registration and Settlement—Book-Entry Only Issuance” on page 98 of the accompanying prospectus. The depository will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depository and that we are required to furnish to the holders of the Preferred Stock, all of which will be deemed to have been duly given if transmitted through the facilities of DTC in accordance with the procedures of DTC.

REGISTRATION AND SETTLEMENT

Book-Entry System

The depositary shares will be issued in book-entry only form through the facilities of DTC. This means that we will not issue actual depositary receipts to each holder of depositary shares, except in limited circumstances. Instead, the depositary shares will be in the form of a single global depositary receipt deposited with and held in the name of DTC, or its nominee. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with a bank, broker, or other financial institution or organization that participates in DTC, including Euroclear and Clearstream. For more information about Euroclear and Clearstream, see “Registration and Settlement—Depositories for Global Securities” in the accompanying prospectus beginning on page 100.

Except as described in the accompanying prospectus, owners of beneficial interests in the global depositary receipt will not be entitled to have depositary shares registered in their names, will not receive or be entitled to receive physical delivery of the depositary shares in definitive form, and will not be considered the owners or holders of depositary shares under our Restated Certificate of Incorporation or the deposit agreement, including for purposes of receiving any reports or notices delivered by us. Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Preferred Stock may be withdrawn from the depository arrangement upon surrender of depositary receipts at the corporate trust office of the depository and upon payment of the taxes, charges, and fees provided for in the deposit agreements. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 25 depositary shares, the depository will deliver, along with the withdrawn shares of the Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

Same Day Settlement

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares.

Payment of Dividends

We will pay dividends, if any, on the Preferred Stock represented by depositary shares in book-entry form to the depository. In turn, the depository will deliver the dividends to DTC in accordance with the arrangements then in place between the depository and DTC. Generally, DTC will be responsible for crediting the dividend payments it receives from the depository to the accounts of DTC participants, and each participant will be responsible for disbursing the dividend payment for which it is credited to the holders that it represents. As long as the depositary shares are represented by a global depositary receipt, we will make all dividend payments in immediately available funds.

In the event depositary receipts are issued in certificated form, dividends generally will be paid by check mailed to the holders of the depositary receipts on the applicable record date at the address appearing on the security register.

Notices

Any notices required to be delivered to you will be given by the depository to DTC for communication to its participants.

If the depositary receipts are issued in certificated form, notices to you also will be given by mail to the addresses of the holders as they appear on the security register.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a brief description of the U.S. federal income tax considerations applicable to an investment in the Preferred Stock and the related depositary shares, see “U.S. Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations—Taxation of Common Stock, Preferred Stock, and Depositary Shares” beginning on page 108 and page 124, respectively, of the accompanying prospectus.

ERISA CONSIDERATIONS

For a brief description of the considerations for employee benefit and other plans investing in the Preferred Stock through the depositary shares offered by this prospectus supplement and the accompanying prospectus, including a discussion of considerations if the securities are deemed to be “plan assets” for purposes of ERISA and Section 4975 of the Code, see “ERISA Considerations” beginning on page 136 of the accompanying prospectus. As discussed in more detail in that section, purchasers or holders of the depositary shares or any interest in those securities will be deemed to have made certain representations regarding their status under ERISA and should carefully consider these representations before electing to acquire the depositary shares.

Fiduciaries of, or other persons acting on behalf of an employee benefit or other plan, considering purchasing the depositary shares should consult with their counsel regarding these matters before making any investment decision.

We expect that an investment in the Preferred Stock through the depositary shares will constitute an “equity interest” for purposes of the regulation adopted by the U.S. Department of Labor to address whether the underlying assets of an entity are considered “plan assets,” but we do not anticipate that these securities will satisfy the “publicly-offered securities” exception described in the Plan Assets Regulation. However, the acquisition of an equity interest in an “operating company” by a plan (as such term is defined in the Plan Assets Regulation) is the subject of a separate exception described in the Plan Assets Regulation. For this purpose, an “operating company” is considered to be an entity that is primarily engaged, either directly or indirectly, in the production or sale of a product or service other than the investment of capital. We expect that we will be considered to be an operating company and, as a result, we expect that the acquisition of Preferred Stock through depositary shares by a plan will satisfy the exception referenced above such that the assets of the plan will include only its interest in the Preferred Stock and depositary shares but not an undivided interest in each of our underlying assets, although no assurance can be given in this regard. As discussed in the accompanying prospectus, other considerations implicated by ERISA (such as its “prohibited transaction” requirements) may impact the suitability of an investment in the Preferred Stock through the depositary shares by plans, and the fiduciaries of such plans should consult with their counsel regarding these matters before making any investment decision.

UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement dated October 20, 2026 with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/25th interest in a share of the Preferred Stock, shown opposite its name below, at the applicable public offering price on the cover page of this prospectus supplement.

Underwriter	Number of Depositary Shares
BofA Securities, Inc.	1,755,800
ABN AMRO Capital Markets (USA) LLC	7,400
American Veterans Group, PBC	7,400
Bankinter S.A.	7,400
BMO Capital Markets Corp.	7,400
BNY Mellon Capital Markets, LLC	7,400
Cabrera Capital Markets LLC	7,400
CaixaBank, S.A.	7,400
Capital One Securities, Inc.	7,400
CIBC World Markets Corp.	7,400
Citizens JMP Securities, LLC	7,400
Danske Markets Inc.	7,400
Drexel Hamilton, LLC	7,400
Fifth Third Securities, Inc.	7,400
First Citizens Capital Securities, LLC	7,400
ING Financial Markets LLC	7,400
Mizuho Securities USA LLC	7,400
MUFG Securities Americas Inc.	7,400
nabSecurities, LLC	7,400
NatWest Markets Securities Inc.	7,400
Nomura Securities International, Inc.	7,400
PNC Capital Markets LLC	7,400
Rabo Securities USA, Inc.	7,400
Regions Securities LLC	7,400
Roberts & Ryan, Inc.	7,400
Scotia Capital (USA) Inc.	7,400
SG Americas Securities, LLC	7,400
SMBC Nikko Securities America, Inc.	7,400
Stern Brothers & Co.	7,400
TD Securities (USA) LLC	7,400
Truist Securities, Inc.	7,400
UniCredit Capital Markets LLC	7,400
Westpac Capital Markets LLC	7,400
Zions Direct, Inc.	7,400

Total	2,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase depositary shares, are several and not joint. The underwriters will offer the depositary shares subject to prior sale, when, as and if issued and accepted by them, subject to the satisfaction of conditions described in the underwriting agreement. The underwriters have agreed to purchase all of the depositary shares if any of them are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments, or the underwriting agreement may be terminated.

The underwriters initially propose to offer the depositary shares, in part, directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may sell the depositary shares to certain dealers at a price that represents a concession not in excess of $6.00 per depositary share. Any underwriter may allow, and dealers may reallow, a concession not in excess of $4.00 per depositary share to certain other dealers. After the initial offering of the depositary shares, the offering price and these concessions may change.

Our offering expenses, not including underwriting commissions, are estimated to be $438,000.

BofA Securities, Inc. is our wholly-owned subsidiary, and we will receive the net proceeds of this offering.

Prior to this offering, there has been no public market for the depositary shares. We do not currently intend to list the Preferred Stock or the depositary shares on any securities exchange. Certain of the underwriters have advised us that they presently intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice.

In connection with the offering of the depositary shares, the underwriters may engage in stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Exchange Act. The underwriters may enter bids for, and purchase, depositary shares in the open market in order to stabilize the price of the depositary shares. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in the offering if the syndicate repurchases previously distributed depositary shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the depositary shares to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

BofA Securities, Inc., one of our affiliates, is a broker-dealer and a member of FINRA. As such, BofA Securities, Inc., the sole book-runner for this offering, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. BofA Securities, Inc. is not permitted to sell depositary shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any depositary shares in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

We expect that delivery of the depositary shares will be made to investors on or about October 23, 2026, which is the third Business Day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one Business Day after the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date is more than one Business Day after the date on which the depositary shares are priced, purchasers who wish to trade depositary shares at any time prior to the first Business Day before delivery will be required, by virtue of the fact that the depositary shares initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Under the terms of the underwriting agreement, we have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute in respect of those liabilities.

BofA Securities, Inc. is a broker-dealer and one of our subsidiaries and our affiliate. Following the initial distribution of depositary shares, our affiliates, including BofA Securities, Inc., may buy and sell the depositary shares in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement and accompanying prospectus may be used by one or more of our affiliates in connection with offers and sales related to secondary market transactions in the depositary shares to the extent permitted by applicable law. Our affiliates may act as principal or agent in such transactions.

Some of the underwriters or their affiliates have provided or may in the future provide investment or commercial banking services to us from time to time in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these transactions.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell, or deliver the depositary shares, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the depositary shares, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

Austria

The depositary shares may only be offered in the Republic of Austria in accordance with the Austrian Capital Market Act and any other laws and regulations applicable in the Republic of Austria governing the issue, offer and sale of the depositary shares in the Republic of Austria. The depositary shares are not registered or otherwise authorized for public offer within the meaning or under the Austrian Capital Market Act or any other applicable laws and regulations in Austria. The recipients of this prospectus supplement and the accompanying prospectus and any other selling materials in respect to the depositary shares are qualified investors within the meaning of the Austrian Capital Market Act. Accordingly, the depositary shares may not be, and are not being, issued, offered, sold or advertised publicly or offered similarly under either the Austrian Capital Market Act or any other relevant legislation in Austria. We are a U.S. bank holding company and a financial holding company. We are not a bank under the Austrian Banking Act (Bankwesengesetz) and are not EU passported to perform banking business in Austria.

Canada

Each underwriter has represented and agreed that in connection with the distribution of the depositary shares it will sell the depositary shares from outside Canada solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

The People’s Republic of China

The depositary shares may not be offered or sold directly or indirectly in the People’s Republic of China (“PRC”) (for such purposes, not including Hong Kong, Macau and Taiwan). This prospectus supplement and the accompanying prospectus, and any other offering materials relating to the depositary shares, have not been filed with or approved by the PRC authorities, and is not an offer of securities (whether initial public offering or private placement) within the meaning of the PRC Securities Law (2019) or other pertinent laws and regulations of the PRC. No person is authorized to and no person may forward or deliver this prospectus supplement and the accompanying prospectus or any other offering materials relating to the depositary shares to the general public or unspecified recipients in the PRC. There is no open market in the PRC for the depositary shares, and the depositary shares may not be sold, transferred, offered for sale, pledged or encumbered in the PRC unless permitted by the PRC laws and regulations. Neither this prospectus supplement and the accompanying prospectus nor any material or information contained or incorporated by reference herein relating to the depositary shares constitutes an offer to sell or the solicitation of an offer to buy any securities in the PRC.

The depositary shares may only be invested by PRC investors that are authorized to engage in the investment in the depositary shares of the type being offered or sold. PRC investors are responsible for informing themselves about and observing all legal and regulatory restrictions, obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, any which may be required from the People’s Bank of China, the State Administration of Foreign Exchange, the China Securities Regulatory Commission, the National Financial Regulatory Administration and other relevant regulatory bodies or successors of the aforementioned regulatory bodies, and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or overseas investment regulation.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any depositary shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

France

This prospectus supplement and the accompanying prospectus have not been approved by the Autorité des marchés financiers (“AMF”).

Each of the underwriters has, and we have, represented and agreed that it has, or we have, only made and will only make an offer of the depositary shares in France only in circumstances that do constitute an offer to the public exempted from the obligation to publish a prospectus pursuant to Articles L.411-2 and L.411-2-1 of the French Code Monétaire et Financier (“CMF”) and more particularly to (a) qualified investors (investisseurs qualifiés) within the meaning of Article 2(e) of the EU Prospectus Regulation, and/or (b) a restricted circle of investors (cercle restreint d’investisseurs), other than qualified investors, acting for their own account, in accordance with Articles L.411-2 1° and D.411-4 of the CMF and/or (c) investors who acquire depositary shares for a total consideration of at least EUR 100,000 (or its equivalent in another currency) per investor, for each separate offer in accordance with Article L. 411-2-1 2° of the CMF and Article 211-2 II of the Règlement général of the AMF (“RG AMF”) and/or (d) depositary shares whose nominal amount or equivalent amounts is at least EUR 100,000 (or its equivalent in another currency) in accordance with Article L. 411-2-1 3° of the CMF and Article 211-2 III of the RG AMF.

The direct or indirect resale of depositary shares to the public in France may be made only as provided by and in accordance with Articles L.411-2 and L.411-2-1 of the EU Prospectus Regulation.

Hong Kong

In relation to the depositary shares issued by us, each underwriter has represented and agreed that it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the depositary shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong (the “SFO”) and any rules made under the SFO.

Israel

This prospectus supplement and the accompanying prospectus is intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the depositary shares offered hereunder. The depositary shares cannot be resold in Israel other than to investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. Subject to any applicable law, the depositary shares offered hereunder may not be offered or sold to more than thirty-five offerees, in the aggregate, who are resident in the State of Israel, and who are not listed in the First Supplement of the Israeli Securities Law of 1968, as amended. As a prerequisite to purchasing the depositary shares offered hereunder, investors listed in the First Supplement of the Israeli Securities Law of 1968 may also be required to provide a written approval or evidence, as to such investor’s qualification as such and any additional eligibility as required pursuant to applicable law and any applicable guidelines, publication or rulings issued from time to time by the Israel Securities Authority. No action will be taken in Israel that would permit an offering of the depositary shares or the distribution of any offering document or any other material to the public in Israel. In particular, any such offering document or other material has not been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the underwriters. Any such material shall not be transferred to any other party, without the prior written consent of us or the underwriters.

Nothing in this prospectus supplement and the accompanying prospectus, or any offering document/marketing material or other material relating to the depositary shares, should be considered as an offer, a solicitation of an offer or the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment

Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase and/or sell any securities or financial assets, including the depositary shares. Neither we nor the underwriters recommend, advise or express any opinion with respect to the depositary shares which are the subject matter of any such materials provided to an offeree, not with respect to the advisability of investing in the depositary shares, or with respect to the advisability of investment in any party affiliated thereto.

The purchase of any depositary shares will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the depositary shares, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the depositary shares, without relying on any of the materials provided.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Each underwriter has represented, warranted and agreed that it has not offered or sold and will not offer or sell any depositary shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person or resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan.

If the solicitation constitutes qualified institutional investors solicitation (tekikaku-kikan-toshika-muke-kanyu) under Article 23-13, Paragraph 1 of the FIEA (the “QII Solicitation”), the depositary shares are being solicited only to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEA and the investor of any depositary shares is prohibited from transferring such depositary shares to any person in any way other than to QIIs. As the solicitation of offering constitutes QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA. As the offering constitutes a QII Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

If the solicitation constitutes small number of investors solicitation (shoninzu-muke-kanyu) under Article 23-13, Paragraph 4 of the FIEA (the “Small Number of Investors Solicitation”), the depositary shares are being solicited only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are solicited pursuant to the QII Solicitation), and the investor of any depositary shares (other than the above-mentioned QII investors) is prohibited from transferring such depositary shares to another person in any way other than as a whole to one transferee unless the total number of depositary shares is less than 50 and the depositary shares cannot be divided into any unit/denomination smaller than the unit/denomination represented on the depositary share certificate therefor. As the offering constitutes Small Number of Investors Solicitation, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEA.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act 2001, as amended or modified (the “SFA”).

Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any depositary shares or caused the depositary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any depositary shares or cause the depositary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the depositary shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A(1)(a) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and, where applicable, the conditions specified in Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the depositary shares are subscribed for or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

South Korea

The depositary shares may not be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or re-sale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The depositary shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the depositary shares may not be re-sold to Korean residents unless the purchaser of the depositary shares complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the depositary shares.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any depositary shares.

The depositary shares have not been offered and will not be offered to the public in Switzerland, except that offers of depositary shares may be made to the public in Switzerland under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA); or

(c)	in any other circumstances falling within Article 36 FinSA in combination with Article 44 of the Swiss Financial Services Ordinance,

provided always that any such offer is conducted in a manner that it does not require us to publish a prospectus pursuant to Article 35 FinSA.

The depositary shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the depositary shares constitutes a prospectus within the meaning of FinSA and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.

This prospectus supplement and the accompanying prospectus and any other offering or marketing materials in relation to the depositary shares are personal to each recipient and may not be publicly distributed or otherwise made publicly available in or into Switzerland.

Taiwan

The depositary shares may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

United Arab Emirates (not applicable for the Dubai International Financial Centre and Abu Dhabi Global Market)

The offering of the depositary shares has not been approved or licensed by the UAE Capital Market Authority (“CMA”) or any other relevant licensing authorities in the United Arab Emirates (“UAE”), and accordingly does not constitute an offer of securities in the UAE in accordance with Federal Law No. 32 of 2021 on Commercial Companies (as amended), the Federal Decree-Law No. (33) of 2025 Concerning the Regulation of the Capital Market, the Chairman of the Authority’s Board of Directors’ Decision No. (13/Chairman) of 2021 on the Regulations Manual of the Financial Activities and Status Regularization Mechanisms Rule Book (the “CMA Rulebook”) or otherwise.

This prospectus supplement and the accompanying prospectus is strictly private and confidential and is being issued to a limited number of investors:

(i)	who fall within the exemptions set out in the CMA Rulebook; and

(ii)

upon their request and confirmation that they understand that the depositary shares have not been approved or licensed by or registered with the CMA or any other relevant licensing authorities or governmental agencies in the UAE.

This prospectus supplement and the accompanying prospectus must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose.

United Kingdom

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any depositary shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in relation thereto to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is either one (or both) of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to buy or subscribe for the depositary shares.

Other regulatory restrictions

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of any depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any depositary shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the Preferred Stock and the related depositary shares will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York. McGuireWoods LLP regularly performs legal services for Bank of America.

GLOSSARY

Unless otherwise indicated or the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “the Corporation,” “we,” “us,” and “our” are to Bank of America Corporation excluding its consolidated subsidiaries. Capitalized terms or other defined terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus. In addition, as used in the prospectus supplement, the following terms have the meanings set forth below, subject to any applicable Adjustments:

•	“Adjustments” has the meaning described under “Description of the Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period”;

•

“Benchmark” means, initially, the Five-Year U.S. Treasury Rate; provided, that if a Rate Substitution Event has occurred with respect to the Five-Year U.S. Treasury Rate or the then-current Benchmark, then “Benchmark” means the applicable Replacement Rate;

•

“Business Day” means any weekday in New York, New York or Charlotte, North Carolina that is not a day on which banking institutions in those cities are authorized or required by law, regulation, or executive order to be closed;

•	“Capital Treatment Event” means the good faith determination by us that, as a result of any:

(i)

amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Preferred Stock;

(ii)	proposed changes in those laws or regulations that are announced or become effective after the initial issuance of any shares of the Preferred Stock; or

(iii)

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the full liquidation preference of all shares of Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of Preferred Stock is outstanding;

•	“CCAR” means an annual Comprehensive Capital Analysis and Review required by the regulations of the Federal Reserve;

•	“Certificate of Designations” means the Certificate of Designations relating to the Preferred Stock;

•	“Clearstream” means Clearstream Banking, S.A.;

•	“DISC” means the FCA Product Disclosure Sourcebook;

•	“Dividend Payment Date” means January 27, April 27, July 27 and October 27 of each year, beginning on January 27, 2027;

•

“Dividend Period” means each quarterly period from, and including, a scheduled Dividend Payment Date to, but excluding, the next scheduled Dividend Payment Date, except that the initial Dividend Period will be from, and including, the Original Issue Date of the depositary shares and the Preferred Stock to, but excluding, the first scheduled Dividend Payment Date; Dividend Periods will not be adjusted if a Dividend Payment Date is not a Business Day;

•

“Dividend Rate” means (1) from, and including, the Original Issue Date to, but excluding, the First Reset Date, a fixed rate of 7.200% per annum (equivalent to $72.00 per depositary share per annum, calculated in accordance with the terms of the Preferred Stock), and (2) from, and including, the First Reset Date, for each Reset Period, a rate per annum equal to the Five-Year U.S. Treasury Rate (or then-current Benchmark) as of the most recent Reset Dividend Determination Date, plus a spread of 2.260% per annum;

•	“DTC” means The Depository Trust Company;

•	“EEA” means the European Economic Area;

•	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

•	“EU PRIIPs Regulation” means Regulation (EU) No 1286/2014, as amended;

•	“EU Prospectus Regulation” means Regulation (EU) No. 2017/1129, as amended;

•	“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

•	“EUWA” means the European Union (Withdrawal) Act of 2018;

•	“FDIC” means the Federal Deposit Insurance Corporation;

•	“Federal Reserve” means the Board of Governors of the Federal Reserve System;

•	“Financial Reform Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•	“FINRA” means The Financial Industry Regulatory Authority Inc.;

•	“First Reset Date” means October 27, 2031; the First Reset Date will not be adjusted if the First Reset Date is not a Business Day;

•

“Five-Year U.S. Treasury Rate” has the meaning described under “Description of the Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period”;

•	“FSMA” means Financial Services and Markets Act 2000, as amended;

•	“H.15 Daily Update” means the Selected Interest Rates (Daily)-H.15 release of the Federal Reserve, available at www.federalreserve.gov/releases/h15/, or any successor site or publication;

•

“holders” of depositary shares means those who have depositary shares registered in their own names on the books maintained by the depository and not indirect holders who own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, DTC;

•

“Junior Stock” means our common stock and any other class or series of our capital stock over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up;

•	“MAS” means the Monetary Authority of Singapore;

•	“MiFID II” means Directive 2014/65/EU, as amended;

•

“Nonpayment” means that dividends payable on the Preferred Stock or any other class or series of preferred stock ranking equally with the Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in the second paragraph under “Description of the Preferred Stock—Voting Rights” have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods;

•	“Original Issue Date” means October 23, 2026;

•

“Parity Stock” means any other class or series of our capital stock that ranks on a par with the Preferred Stock in the payment of dividends and in the distribution of assets in the event of our liquidation, dissolution or winding up. Parity Stock includes our Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock described under “Description of Preferred Stock—Existing Preferred Stock” beginning on page 52 in the accompanying prospectus, Series OO Preferred Stock and Series UU Preferred Stock described under “Description of the Preferred Stock—Authorized Classes of Preferred Stock” beginning on page S-27 in this prospectus supplement and any other class or series of our stock hereafter authorized that ranks on a par with the Preferred Stock in the payment of dividends and in the distribution of assets in the event of our liquidation, dissolution or winding up;

•	“Plan Assets Regulation” means 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA;

•	“POATRs” means the Public Offers and Admissions to Trading Regulations 2024;

•	“Preferred Stock” means our perpetual 7.200% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW, $0.01 par value, with a liquidation preference of $25,000 per share;

•

“Preferred Stock Directors” means additional directors of our board of directors that are elected pursuant to the provisions of the Preferred Stock set forth under “Description of the Preferred Stock—Voting Rights”;

•

“Rate Substitution Event” has the meaning described under “Description of the Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Each Reset Period”;

•	“Replacement Rate” has the meaning described under “Description of Preferred Stock—Dividends—Calculation of Dividends and Determination of the Dividend Rate Applicable For Reset Period”;

•	“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date; Reset Dates will not be adjusted if any scheduled Reset Date is not a Business Day;

•	“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the first day of such Reset Period;

•	“Reset Period” means each period from, and including, a Reset Date to, but excluding, the next following Reset Date;

•	“Series B Preferred Stock” means our 7% Cumulative Redeemable Preferred Stock, Series B;

•	“Series E Preferred Stock” means our Floating Rate Non-Cumulative Preferred Stock, Series E;

•	“Series F Preferred Stock” means our Floating Rate Non-Cumulative Preferred Stock, Series F;

•	“Series G Preferred Stock” means our Adjustable Rate Non-Cumulative Preferred Stock, Series G;

•	“Series L Preferred Stock” means our 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L;

•	“Series FF Preferred Stock” means our Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF;

•	“Series GG Preferred Stock” means our 6.000% Non-Cumulative Preferred Stock, Series GG;

•	“Series HH Preferred Stock” means our 5.875% Non-Cumulative Preferred Stock, Series HH;

•	“Series KK Preferred Stock” means our 5.375% Non-Cumulative Preferred Stock, Series KK;

•	“Series LL Preferred Stock” means our 5.000% Non-Cumulative Preferred Stock, Series LL;

•	“Series NN Preferred Stock” means our 4.375% Non-Cumulative Preferred Stock, Series NN;

•	“Series OO Preferred Stock” means our 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series OO;

•	“Series PP Preferred Stock” means our 4.125% Non-Cumulative Preferred Stock, Series PP;

•	“Series QQ Preferred Stock” means our 4.250% Non-Cumulative Preferred Stock, Series QQ;

•	“Series RR Preferred Stock” means our 4.375% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series RR;

•	“Series SS Preferred Stock” means our 4.750% Non-Cumulative Preferred Stock, Series SS;

•	“Series TT Preferred Stock” means our 6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series TT;

•	“Series UU Preferred Stock” means our 6.250% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series UU;

•	“Series 1 Preferred Stock” means our Floating Rate Non-Cumulative Preferred Stock, Series 1;

•	“Series 2 Preferred Stock” means our Floating Rate Non-Cumulative Preferred Stock, Series 2;

•	“Series 4 Preferred Stock” means our Floating Rate Non-Cumulative Preferred Stock, Series 4;

•	“Series 5 Preferred Stock” means our Floating Rate Non-Cumulative Preferred Stock, Series 5;

•	“SFA” means the Securities and Futures Act 2001, as amended or modified;

•	“TLAC Rules” means the rules of the Federal Reserve relating to total loss-absorbing capacity;

•	“UK” means the United Kingdom;

•

“Voting Parity Stock” means shares of any other series of our preferred stock ranking equally with the Preferred Stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable.

Other terms used herein and not included in the above glossary are defined elsewhere in this prospectus supplement.

PROSPECTUS

$160,000,000,000

Debt Securities, Warrants, Units, Purchase Contracts,

Preferred Stock, Depositary Shares, and Common Stock

We from time to time may offer to sell up to $160,000,000,000, or the equivalent thereof in any other currency, of our debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in our preferred stock, and common stock, as well as units comprised of one or more of these securities, in any combination. The debt securities, warrants, purchase contracts, and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “BAC.” The other securities that we may offer from time to time using this prospectus may be listed on the New York Stock Exchange or may be listed or quoted on another securities exchange or quotation system, as specified in the applicable supplement.

This prospectus provides a general description of the securities and the manner in which they will be offered. The securities may be offered for sale from time to time in amounts, on terms and at prices as shall be determined in connection with such offer and sale. These terms and prices will be described in one or more supplements to this prospectus. When we sell a particular issue of securities, we will provide one or more supplements to this prospectus describing the offering and the specific terms of those securities. You should read this prospectus and any applicable supplement carefully before you invest in the securities.

We will use this prospectus in the initial sale of the securities. In addition, BofA Securities, Inc., or any of our other broker-dealer affiliates, may use this prospectus in a market-making transaction in any of the securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of our securities should consider the information set forth in the “Risk Factors” section beginning on page 8.

The securities are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 28, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any type of the securities described in this prospectus or the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and the manner in which they will be offered. Each time we offer and sell securities, we will provide one or more prospectus supplements and/or pricing supplements that describe the particular securities offering and the specific terms and provisions of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable supplement,” we mean the prospectus supplement or supplements, as well as any applicable pricing or other supplements, that describe the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable supplement, you should rely on the information in the applicable supplement.

The information in this prospectus is not complete and may be changed. We have not authorized anyone to provide any information other than information provided in or incorporated by reference in this prospectus and the applicable supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We are not making an offer of the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

Capitalized or other terms used and defined in this prospectus are sometimes defined after their first use without a reference such as “as defined in this prospectus.”

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries.

References in this prospectus to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America; references to “Canadian dollars” are to the currency of Canada; and references in this prospectus to “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

PROSPECTUS SUMMARY

This summary section provides a brief overview of material terms of the securities we may offer and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which provides a general description of the securities we may offer and the manner in which they will be offered;

•	the applicable supplement, which describes the specific terms of the particular securities we are offering and the offering, and which may update or change the information in this prospectus; and

•	the documents we refer to in “Where You Can Find More Information” below for information about us, including our financial statements.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through our various bank and nonbank subsidiaries throughout the United States and in international markets, we provide a diversified range of banking and nonbank financial services and products. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

The Securities We May Offer

We may use this prospectus to offer up to $160,000,000,000, or the equivalent thereof in any other currency, of any of the following of our securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	preferred stock;

•	depositary shares representing fractional interests in our preferred stock;

•	common stock; and

•	units, comprised of one or more of any of the securities referred to above, in any combination.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer using this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes general terms of the securities we may offer. Each time we sell securities, we will provide you with the applicable supplement that will describe the offering and the specific terms of the securities being offered. The applicable supplement may include a discussion of additional U.S. federal income tax consequences and any additional risk factors or other special considerations applicable to those particular securities.

Debt Securities

Our debt securities may be either senior or subordinated obligations in right of payment. Our senior and subordinated debt securities will be issued under separate indentures that we have with a trustee. The particular terms of each series of debt securities that we offer using this prospectus will be described in the applicable supplement.

Warrants

We may offer warrants, including:

•	warrants for the purchase of our debt securities, common stock or preferred stock;

•

warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing; and

•

warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units.

We will issue warrants under warrant agreements that we will enter into with one or more warrant agents. For any warrants we may offer, we will describe in the applicable supplement the specific terms of the warrants and the applicable warrant agreement.

Purchase Contracts

We may offer purchase contracts for the purchase of, or whose cash value is determined by reference to the performance, level, or value of, our common or preferred stock or other securities described in this prospectus, a basket of securities or any combination of the foregoing.

For any purchase contracts we may offer, we will describe in the applicable supplement the underlying property, the settlement date, the purchase price, or manner of determining the purchase price, and whether it must be paid when the purchase contract is issued or at a later date, the amount and kind, or manner of determining the amount and kind, of property to be delivered at settlement, whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract, and any other specific terms of the purchase contracts.

Units

We may offer units consisting of one or more securities described in this prospectus, in any combination. For any units we may offer, we will describe in the applicable supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer our preferred stock in one or more series. For any particular series we may offer, we will describe in the applicable supplement:

•	the specific designation;

•	the aggregate number of shares offered;

•	the dividend rate and periods, or manner of calculating the dividend rate and determining the dividend periods, if any;

•	the stated value and liquidation preference amount, if any;

•	the voting rights, if any;

•	the terms on which the series of preferred stock is convertible into shares of our common stock, preferred stock of another series, or other securities, if any;

•	the redemption terms, if any; and

•	any other specific terms of the series.

We also may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock. We will describe in the applicable supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements that we will enter into with one or more depositories.

Form of Securities

Unless we specify otherwise in the applicable supplement, we will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank SA/NV, Clearstream Banking S.A., Luxembourg, or CDS Clearing and Depository Services Inc., as identified in the applicable supplement. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if we so specify in the applicable supplement. The securities issued in book-entry only form will be uncertificated or will be represented by a global security registered in the name of the specified depository or its nominee (unless otherwise specified in the applicable supplement), rather than certificated securities in definitive form registered in the name of each individual owner. Unless we specify otherwise in the applicable supplement, each sale of securities in book-entry only form will settle in immediately available funds through the specified depository.

A global security may be exchanged for certificated securities in definitive form registered in the names of the beneficial owners only under the limited circumstances described in this prospectus.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless we specify another currency for payment of such amounts in the applicable supplement.

Listing

We will state in the applicable supplement whether the particular securities that we are offering will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities using this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

BofA Securities, Inc., or any of our other broker-dealer affiliates, may be an underwriter, dealer or agent for us.

Market-Making by Our Affiliates

Following the initial distribution of an offering of securities, BofA Securities, Inc., and other broker-dealer affiliates of ours, may offer and sell those securities in the course of their businesses as broker-dealers. BofA Securities, Inc. and any such other broker-dealer affiliates may act as a principal or agent in these transactions. This prospectus and the applicable supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in our securities. This summary does not describe all of the risks and investment considerations with respect to an investment in our securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks and uncertainties that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in our subsequent filings that are incorporated by reference in this prospectus. You also should review the risk factors that will be set forth in any applicable supplement for a particular offering of securities. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations on our securities.

We are required periodically to submit a plan to the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”) describing our resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy is a single point of entry (“SPOE”) strategy, whereby only Bank of America (the parent holding company) would file for bankruptcy under the U.S. Bankruptcy Code. Certain key operating subsidiaries would be provided with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. We have entered into intercompany arrangements governing the contribution of most of our capital and liquidity to these key subsidiaries. As part of these arrangements, we have transferred most of our assets (and have agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of our remaining assets secure our ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided us with a committed line of credit that, in addition to our cash, dividends and interest payments, including interest payments we receive in respect of the subordinated note, may be used to fund our obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require us to contribute our remaining financial assets to the wholly-owned holding company subsidiary if our projected liquidity resources deteriorate so severely that our resolution becomes imminent, which could adversely affect our liquidity and ability to meet our obligations on our securities. In addition, our preferred resolution strategy could result in holders of our securities being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

Under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Financial Reform Act”), when a global systemically important banking organization (“G-SIB”), such as Bank of America, is in default or danger of default, the FDIC may be appointed receiver to conduct an orderly liquidation and could, among other things, invoke the orderly liquidation authority, instead of the U.S. Bankruptcy Code, if the Secretary of the U.S. Department of Treasury makes certain financial distress and systemic risk determinations. Additionally, the FDIC could replace Bank of America with a bridge holding company, which could continue operations and result in an orderly resolution of the underlying bank, but whose equity would be held solely for the benefit of our creditors. The FDIC’s “single point of entry” strategy may result in holders of our securities suffering greater losses than would have been the case under a bankruptcy proceeding or a different resolution strategy. If Bank of America is resolved under the U.S. Bankruptcy Code or the FDIC’s orderly liquidation authority, third-party creditors of our subsidiaries may receive significant or full recoveries on their claims, while holders of Bank of America’s securities could face significant or complete losses.

If we enter a resolution proceeding, holders of our debt securities and equity securities would be at risk of absorbing our losses.

If we enter a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act, our losses would be imposed first on holders of our equity securities and thereafter on holders of our unsecured debt, including our debt securities, and some or all of such securities could be significantly reduced or eliminated as a result of such resolution proceeding.

Under our SPOE resolution strategy, and the single point of entry strategy preferred by the FDIC under Title II of the Financial Reform Act, the value that would be distributed to holders of our unsecured debt, including our debt securities, may not be sufficient to repay all or part of the principal amount and interest on such debt, and holders of such debt could receive no consideration at all under these resolution scenarios. Either of these resolution strategies could result in holders of our debt securities being in a worse position and suffering greater losses than would have been the case under a different resolution strategy. Although SPOE is our preferred resolution strategy, neither Bank of America nor a bankruptcy court would be obligated to follow our SPOE strategy. Additionally, the FDIC is not obligated to follow its SPOE strategy to resolve Bank of America under Title II of the Financial Reform Act. For more information regarding the financial consequences of any such resolution proceeding, see “Description of Debt Securities—Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy” below.

We are subject to the Federal Reserve’s final rules requiring U.S. G-SIBs to maintain minimum amounts of long-term debt meeting specified eligibility requirements.

Under the rules of the Federal Reserve relating to total loss-absorbing capacity (the “TLAC Rules”), we, as a U.S. G-SIB, are required to, among other things, maintain minimum amounts of unsecured external long-term debt satisfying certain eligibility criteria (“eligible LTD”) and other loss-absorbing capacity for the purpose of absorbing our losses in a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act. Any senior long-term debt must include terms required by the TLAC Rules in order to qualify as eligible LTD. Actions required to comply with the TLAC Rules could impact our funding and liquidity risk management plans.

Risks Relating to Debt Securities Generally

Our obligations on the debt securities will be structurally subordinated to liabilities of our subsidiaries.

Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. As a result, our obligations under the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Further, creditors of subsidiaries recapitalized pursuant to our resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including our contributed assets. In addition, our debt securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to our secured obligations to the extent of the value of the assets securing such obligations.

Holders of our debt securities could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

We may sell, convey or transfer all or substantially all of our assets to one or more entities that are direct or indirect majority-owned subsidiaries of ours in which we or one or more of our subsidiaries owns more than 50% of the combined voting power, and under the indentures under which the debt securities will be issued, such subsidiary or subsidiaries will not be required to assume our obligations under such debt securities, and we will remain the sole obligor on such debt securities. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of our debt securities would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities—Limitation on Mergers and Sales of Assets” below for more information.

Events for which acceleration rights under our senior debt securities may be exercised are more limited than those available pursuant to the terms of our outstanding senior debt securities issued prior to January 13, 2017.

In response to the TLAC Rules, on January 13, 2017, we modified the terms of our senior debt securities to be issued on or after that date to, among other things, limit the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated (unless specified otherwise in the applicable supplement).

All or substantially all of our outstanding senior debt securities issued prior to January 13, 2017 (the “Pre-2017 Senior Debt Securities”) provide acceleration rights for nonpayment or bankruptcy. The Pre-2017 Senior Debt Securities also provide acceleration rights if we default in the performance of our covenants in those debt securities or the applicable indenture under which those securities were issued. In addition, the Pre-2017 Senior Debt Securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, under the Senior Indenture (as defined below), unless we specify otherwise in the applicable supplement, payment of the principal amount of our senior debt securities issued under such indenture:

•

may be accelerated only (i) if we default in the payment of the principal of or interest on those senior debt securities and, in each case, the default continues for a period of 30 days, or (ii) upon our voluntary or involuntary bankruptcy and, in the case of our involuntary bankruptcy, the event continues for a period of 60 days; and

•	may not be accelerated if we default in the performance of any other covenants contained in such senior debt securities or the Senior Indenture.

As a result of these differing provisions, if we breach or otherwise default in the performance of a covenant (other than a payment covenant) that applies both to senior debt securities that we issued on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, the Pre-2017 Senior Debt Securities would have acceleration rights that would not be available to the holders of our other senior debt securities. In addition, if we fail to pay principal when due with respect to our senior debt securities issued on or after on or after January 13, 2017 and the Pre-2017 Senior Debt Securities, an event of default would occur immediately with respect to the Pre-2017 Senior Debt Securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the indenture under which those debt securities were issued), while the holders of our other senior debt securities must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of Pre-2017 Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of our other senior debt securities (including our debt securities offered by this prospectus) could adversely affect our ability to make timely payments on such other senior debt securities thereafter.

The market value of the debt securities may be less than the principal amount of the debt securities.

The market for, and market value of, the debt securities may be affected by a number of factors. These factors include:

•	the method of calculating the principal of or any premium, interest or other amounts payable on the debt securities;

•	the time remaining to maturity of the debt securities;

•	the aggregate amount outstanding of the relevant debt securities;

•	any redemption or repayment features of the debt securities;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory and judicial events that affect the financial markets generally; and

•	any market-making activities with respect to the debt securities.

Often, the only way to liquidate your investment in the debt securities prior to maturity will be to sell the debt securities. At that time, there may be a very illiquid market for the debt securities or no market at all. If you sell your debt securities prior to maturity, you may receive less than the principal amount of such debt securities.

Acceleration rights for our subordinated debt securities are available only in limited circumstances.

The rights of acceleration under our subordinated debt securities are more limited than those available pursuant to the terms of our senior debt securities. Unless we specify otherwise in the applicable supplement, the payment of principal of our subordinated debt securities may be accelerated only in the event of our voluntary or involuntary bankruptcy under U.S. federal bankruptcy laws (and, in the case of our involuntary bankruptcy, such event continues for a period of 60 days). If you purchase any subordinated debt securities, you will have no right to accelerate the payment of principal of the subordinated debt securities if we fail to pay principal or interest when due on those subordinated debt securities or if we fail in the performance of any of our other obligations under those subordinated debt securities.

Our obligations under subordinated debt securities will be subordinated.

Holders of our subordinated debt securities should recognize that contractual provisions in the Subordinated Indenture (as defined below) may prohibit us from making payments on the subordinated debt securities. The subordinated debt securities are unsecured and subordinate and junior in right of payment to all of our senior indebtedness (as defined in the Subordinated Indenture), to the extent and in the manner provided in the Subordinated Indenture. In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceedings, including a proceeding under Title II of the Financial Reform Act. For additional information regarding the subordination provisions applicable to the subordinated debt securities, see “Description of Debt Securities—Subordination” below.

Redemption of our debt securities prior to maturity may result in a reduced return on your investment.

The terms of our debt securities may permit or require redemption of the debt securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Risks Relating to Our Common Stock and Preferred Stock

Our ability to pay dividends on our common stock and preferred stock may be limited by regulatory policies and requirements.

We are subject to various regulatory policies and requirements relating to capital actions, including payment of dividends. For instance, Federal Reserve regulations require major U.S. bank holding companies to submit a capital plan as part of an annual Comprehensive Capital Analysis and Review (“CCAR”). Our ability to pay dividends depends in part on our ability to maintain regulatory capital levels above minimum requirements plus buffers. To the extent that the Federal Reserve increases our stress capital buffer (“SCB”), G-SIB surcharge or countercyclical capital buffer, our ability to pay or increase dividends could be limited. As part of its annual CCAR, we are subject to extensive regulatory evaluation of capital planning practices by the Federal Reserve, including stress testing on parts of our business using hypothetical economic scenarios prepared by the Federal Reserve. Those scenarios may affect our CCAR stress test results, which may impact our SCB level, requiring us to hold additional capital or causing changes in required capital buffers. Additionally, the Federal Reserve may impose limitations or prohibitions on taking capital actions such as paying or increasing common stock dividends. If the Federal Reserve finds that any of our U.S. bank subsidiaries are not “well-capitalized” or “well-managed,” we would be required to enter into an agreement with the Federal Reserve to comply with all applicable capital and management requirements, which may contain additional limitations or conditions relating to our activities. Additionally, the applicable federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a bank or bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, holders of our common stock are subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of our common stock are equity interests in us and do not constitute indebtedness. This means that shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock or depositary shares representing interests in such preferred stock then outstanding. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. As of March 25, 2024, the aggregate liquidation preference of all our outstanding preferred stock was approximately $28.7 billion.

Our preferred stock is equity and is subordinate to our existing and future indebtedness.

Shares of our preferred stock are equity interests in us and do not constitute indebtedness. This means that shares of our preferred stock and any depositary shares which represent interests in shares of our preferred stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on our preferred stock. In addition, holders of our preferred stock or depositary shares representing interests in shares of our preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

Cash dividends on our preferred stock are subject to certain limitations.

Unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our preferred stock (1) dividends are payable only when, as and if declared by our board of directors or a duly authorized committee of our board of directors and (2) as a corporation, we are restricted to making dividend payments and redemption payments on our preferred stock out of legally available funds. In addition, under the Federal Reserve’s risk-based capital rules related to additional Tier 1 capital instruments, dividends on our preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

If we are deferring payments on our outstanding junior subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on our common stock and preferred stock, or redeeming our preferred stock.

The terms of our currently outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our common stock and preferred stock, or redeeming, purchasing, acquiring, or making a liquidation payment on such stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated notes or at any time when we have deferred payment of interest on those junior subordinated notes.

Other Risks

Our ability to pay dividends on our common stock and preferred stock and to make payments on our debt securities depends upon our receipt of funds from our subsidiaries and applicable laws and regulations, and actions we have taken pursuant to our resolution plan, could restrict the ability of our subsidiaries to transfer funds to us.

We are a holding company and conduct substantially all of our operations through our subsidiaries. We depend on dividends and other distributions, loans and other payments from our subsidiaries to fund dividend payments on our preferred stock and common stock and to fund payments on our other obligations, including the debt securities. Any inability of our subsidiaries to transfer funds, pay dividends or make payments to us may adversely affect our cash flow, liquidity and financial condition. Many of our subsidiaries, including our bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or to our other subsidiaries. In addition, our bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates, minimum regulatory capital and liquidity requirements and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Lower earnings in our subsidiaries can reduce the amount of funds available to us. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where we have concentrated credit risk, and a failure in or breach of our operational or security systems or infrastructure, could affect our businesses and results of operations. Intercompany arrangements we have entered into in connection with our resolution planning could restrict the amount of funding available to us from our subsidiaries under certain adverse conditions, as described above under “—A resolution under our single point of entry resolution strategy could materially adversely affect our liquidity and financial condition and our ability to pay our obligations on our securities.” These restrictions could prevent those subsidiaries from paying dividends or making other distributions to us or otherwise providing funds to us that we need in order to pay dividends or make payments on our securities. Also, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or otherwise will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized.

We cannot assure you that a trading market for your securities will ever develop or be maintained.

We may not list our securities on any securities exchange. We cannot predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of our securities in any secondary market may be limited. Although any underwriters or agents may purchase and sell our securities in the secondary market from time to time, these underwriters or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. We cannot assure you that a secondary market for any of our securities will develop, or that if one develops, it will be maintained.

Our trading activities may create conflicts of interest with you.

We or one or more of our broker-dealer affiliates, including BofA Securities, Inc., may engage in trading activities that are not for your account or on your behalf. These trading activities may present a conflict of interest between the interest of holders of the securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities could influence secondary trading (if any) in the securities, or otherwise could be adverse to the interests of a beneficial owner of the securities.

Payments on the securities are subject to our credit risk, and actual or perceived changes in our creditworthiness may affect the value of our securities.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings may affect the market value of our securities. However, because the return on our securities generally depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks, if any, related to our securities.

BANK OF AMERICA CORPORATION

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through various bank and nonbank subsidiaries throughout the United States and in international markets, we provide a diversified range of banking and nonbank financial services and products. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

USE OF PROCEEDS

Unless we describe a different use in the applicable supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include, but are not limited to, the following:

•	our working capital needs;

•	the funding of investments in, or extensions of credit to, our subsidiaries;

•	possible reductions, redemptions, repayments or repurchases of outstanding indebtedness or equity securities;

•	the possible acquisitions of, or investments in, other financial institutions or other businesses; and

•	other uses in the ordinary course of conducting our business.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional financings as we determine appropriate based on our needs and prevailing market conditions. These additional financings may include the sale of other securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our Senior Indenture described below, and will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding, except obligations that are subject to any priorities or preferences by law.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our Subordinated Indenture described below, and will be subordinated and junior in right of payment to all of our “senior indebtedness,” as defined in the Subordinated Indenture, from time to time outstanding to the extent and in the manner provided in the Subordinated Indenture. The subordinated debt securities will rank equally in right of payment with all our other unsecured and subordinated indebtedness, other than unsecured and subordinated indebtedness that by its terms is subordinated to the subordinated debt securities. Neither the Senior Indenture nor the Subordinated Indenture limits our ability to incur additional “senior indebtedness.”

This section of the prospectus provides a summary of the material terms of the Senior Indenture and the Subordinated Indenture and certain specific terms of debt securities that may be applicable if so specified in the applicable supplement for such debt securities.

Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy

We are subject to the TLAC Rules, which aim to improve the resiliency and resolvability of U.S. global systemically important bank holding companies (“covered BHCs”), including Bank of America, in the event of material financial distress or failure. The TLAC Rules include the requirement that each covered BHC maintain a minimum amount of eligible LTD and other loss-absorbing capacity. The eligible LTD would absorb the covered BHC’s losses, following the depletion of its equity, upon its entry into a resolution proceeding under the U.S. Bankruptcy Code or a resolution proceeding administered by the FDIC under Title II of the Financial Reform Act.

Under Title I of the Financial Reform Act, we are required by the Federal Reserve and the FDIC to periodically submit a plan for a rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy under this plan is a SPOE strategy, whereby only Bank of America would file for bankruptcy under the U.S. Bankruptcy Code. Under this strategy, and pursuant to existing intercompany arrangements under which we have transferred most of our assets to a wholly-owned holding company subsidiary, which holds the equity interests in our key operating subsidiaries, we would contribute our remaining financial assets, less a holdback to cover our bankruptcy expenses, to this wholly-owned holding company subsidiary prior to filing for bankruptcy. We would then file for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Pursuant to an order from the bankruptcy court under section 363 of the U.S. Bankruptcy Code, we, as debtor-in-possession, would transfer our subsidiaries to a newly-formed entity (“NewCo”) that would be held in trust for the sole and exclusive benefit of our bankruptcy estate.

Under our SPOE resolution strategy, the obligations of Bank of America on its unsecured debt, including the debt securities offered pursuant to this prospectus, would not be assumed by NewCo; instead, the claims on such obligations would be left behind in the bankruptcy proceeding. After the transferred subsidiaries were stabilized, NewCo’s residual value in the form of shares or proceeds from the sale of shares would be distributed to the holders of claims against the bankruptcy estate in accordance with the priority of their claims, including to holders of our debt securities.

In 2013, the FDIC issued a notice describing its similar preferred SPOE recapitalization model for resolving a global systemically important banking group, such as Bank of America, under Title II of the Financial Reform Act. Under Title II, when a covered BHC is in default or danger of default, the FDIC may be appointed receiver to conduct an orderly liquidation of such institution as an alternative to resolution of the entity under the U.S. Bankruptcy Code if the Secretary of the Treasury makes certain financial distress and systemic risk determinations. Pursuant to the single point of entry recapitalization model, the FDIC would use its power to create a “bridge entity” for the covered BHC; transfer the systemically important and viable parts of the covered BHC’s business to the bridge entity; recapitalize those subsidiaries using assets of the covered BHC that have been transferred to the bridge entity; and exchange external debt claims against the covered BHC, including claims of holders of our debt securities and other unsecured debt, for equity in the bridge entity. This strategy would allow operating subsidiaries of the covered BHC to continue to operate and impose losses on stockholders and creditors of the covered BHC, which could include holders of our debt securities.

The Indentures

The senior debt securities and the subordinated debt securities each are governed by a document called an indenture, which is a contract between us and the applicable trustee. Senior debt securities will be issued under the Indenture for Senior Debt Securities dated as of June 27, 2018 (as supplemented from time to time, the “Senior Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, and subordinated debt securities will be issued under the Indenture for Subordinated Debt Securities dated as of June 27, 2018 (as supplemented from time to time, the “Subordinated Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. These indentures are substantially identical in all material respects, except for:

•	the covenant described below under “—Sale or Issuance of Capital Stock of Principal Subsidiary Bank,” which is included only in the Senior Indenture;

•	the provisions relating to subordination described below under “—Subordination,” which are included only in the Subordinated Indenture; and

•

the events of default relating to payment defaults and specific provisions for covenant breaches, as described below under “—Events of Default and Rights of Acceleration; Covenant Breaches,” which are not included in the Subordinated Indenture.

In this prospectus, when we refer to “debt securities,” we mean both our senior debt securities and our subordinated debt securities. When we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture, and when we refer to the “indentures,” we mean both the Senior Indenture and the Subordinated Indenture, together.

The trustee under each indenture has two principal functions:

•

First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

Neither of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The indentures and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, neither of the indentures contain provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the material terms and provisions of the indentures. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain copies of the indentures. Whenever we refer to the defined terms of an indenture in this section of this prospectus or in a supplement hereto without defining them, the terms have the meanings given to them in that indenture. You must look to the indentures for the most complete description of the information summarized in this prospectus.

Form and Denomination of Debt Securities

Unless we specify otherwise in the applicable supplement, we will issue each debt security in book-entry only form. Debt securities in book-entry only form will be represented by a global security registered in the name of a depository or its nominee. Accordingly, the depository or its nominee will be the registered holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.”

Unless we specify otherwise in the applicable supplement, we will issue our debt securities in fully registered form, without coupons. If we issue a debt security in bearer form, we will describe the special considerations applicable to bearer securities in the applicable supplement. Some of the features that we describe in this prospectus may not apply to bearer securities.

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable supplement. Unless we specify otherwise in the applicable supplement, the debt securities will be denominated in U.S. dollars, and unless we specify otherwise in the applicable supplement, the debt securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements.

Different Series of Debt Securities

We may issue our debt securities from time to time in one or more series with the same or different maturities. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the Indenture, provided that such additional debt securities will be issued with the same CUSIP or the same other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

This section of the prospectus summarizes the material terms of the debt securities that are common to all series under the respective indentures. We will describe the financial and other specific terms of the series of debt securities being offered in the applicable supplement. The applicable supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable supplement and this prospectus, the applicable supplement will control.

The terms of your series of debt securities as described in the applicable supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $1,000 and integral multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom any interest is payable, if other than the registered holder of the debt securities;

•	the maturity date or dates;

•	any interest rate or rates, which may be fixed or floating, and the method used to calculate that interest;

•	the base rate that will be used to determine the amounts of any payments on floating rate debt securities;

•	any interest payment dates, the regular record dates for the interest payment dates, the dates from which interest will begin to accrue, and the applicable business day convention;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•

any date or dates on or after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, any interest and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	if the debt securities will be listed on any securities exchange; or

•	any other terms of the debt securities that are permitted under the applicable indenture.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Payable” and in the applicable supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable supplement.

Fixed/Floating Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable supplement.

Fixed-Rate Reset Notes

We may issue debt securities that bear interest at a fixed rate for a specified portion of their term and then reset that fixed rate at specified intervals for the remainder of their term. We refer to these debt securities as “fixed-rate reset notes.” The rate of interest on such debt securities will be specified in, and will be determined in accordance with the terms and provisions set forth in, the applicable supplement.

Calculation Agents for Certain Types of Debt Securities

For any (a) floating-rate notes, (b) fixed/floating rate notes, during any floating-rate period, or (c) fixed-rate reset notes, calculations will be made by the applicable calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates and also may be The Bank of New York Mellon Trust Company, N.A. For floating-rate notes, we will identify in the applicable supplement the initial calculation agent we have appointed for a particular series of debt securities as of the original issue date for such debt securities. For fixed/floating rate notes and fixed-rate reset notes, we may identify the initial calculation agent in the applicable supplement or we may appoint the calculation agent for a particular series of debt securities after the original issue date for such debt securities, at any time prior to the commencement of the first floating-rate period, in the case of fixed/floating rate notes, or before the first date on which a calculation is required to be performed, in the case of fixed-rate reset notes. We may remove and/or appoint different calculation agents from time to time after the original issue date for a series of debt securities, or we may elect to act as the calculation agent with respect to such debt securities, in each case without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee and us.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—Taxation of Debt Securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of Principal, Interest, and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the indentures, we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the applicable indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of, the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable supplement, the record date for any interest payment for a debt security in book-entry only form will be the close of business on the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar denominated debt security held through DTC, in which case the record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable supplement, the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

Indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable supplement.

Unless we specify otherwise in the applicable supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m. (New York City time) on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global debt securities receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the original issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in The City of New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the applicable debt securities.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable supplement will indicate whether we may redeem the debt securities prior to their stated maturity date. If we may redeem the debt securities prior to their stated maturity date, the applicable supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination. The redemption of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. In addition, unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, our subordinated debt securities may not be redeemed prior to their stated maturity date without the requisite prior approvals, if any, from applicable regulators.

Notice of Redemption

Unless we specify otherwise in the applicable supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the applicable indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•

that, subject to satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in payment of the redemption price, on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

Such redemption may be subject to the satisfaction of one or more conditions precedent, in which case the notice of redemption will describe each condition and, if applicable, state that the redemption date may, in our discretion, be delayed until such time as any or all conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all of the conditions have not been satisfied by the redemption date stated in the notice of redemption, or by the redemption date as it may be delayed in our discretion.

If notice of redemption has been given in accordance with the applicable indenture, the debt securities being redeemed shall, subject to the satisfaction of any conditions to the redemption as specified in the notice of redemption, become due and payable on the date fixed for redemption.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depository.

Repayment

The applicable supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their stated maturity date. If the debt securities may be repaid prior to their stated maturity date, the applicable supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. The repurchase of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Conversion

We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option or otherwise as provided in the applicable supplement, our preferred stock, depositary shares, common stock, or other debt securities. The applicable supplement will describe the terms of any conversion, exercise, or exchange features, including:

•	the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•

the conversion, exercise, or exchange price payable and the number of shares or amount of our preferred stock, depositary shares, common stock, or other debt securities, that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•	the procedures for electing conversion, exercise, or exchange, as applicable.

Exchange, Registration, and Transfer

Unless we specify otherwise in the applicable supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the applicable indenture.

Subject to the terms of the applicable indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar, and transfer agent for the debt securities issued under the respective indentures. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption or (2) exchange or register the transfer of any debt security (i) that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry only securities, see “Registration and Settlement” below.

Subordination

Our subordinated debt securities are subordinated and junior in right of payment to all of our “senior indebtedness.” The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that was outstanding on the date we executed the Subordinated Indenture, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Subordinated Indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. Each supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding, as of the most recent practicable date, and any limitation on the issuance of additional senior indebtedness. As of December 31, 2023, on a non-consolidated basis, we had approximately $223 billion of senior long-term debt and certain senior short-term borrowings. Senior indebtedness also includes our obligations under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts, none of which are included in such amount. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of that senior indebtedness and that default or event of default is not remedied, and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, then we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If any subordinated debt security is declared due and payable before the stated maturity date (or other date for payment of principal) upon a payment or distribution of our assets to creditors pursuant to our dissolution, winding up, liquidation, or reorganization, whether voluntary or involuntary, we are required to pay all principal and any premium, interest, or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of our subordinated debt securities or the trustee under the Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our subordinated debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks equally with our subordinated debt securities and is entitled to like rights of subrogation.

Due to differing subordination provisions in various series of subordinated debt securities issued by us and our predecessors, in the event of a dissolution, winding up, liquidation, reorganization, insolvency, receivership or other proceeding, holders of subordinated debt securities may receive more or less, ratably, than holders of some other series of our outstanding subordinated debt securities.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any subsidiary bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank.

Limitation on Mergers and Sales of Assets

Each indenture generally permits a consolidation or merger between us and another entity, subject to certain requirements. It also permits the sale, conveyance or transfer by us of all or substantially all of our assets, subject to certain requirements. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under that indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under that indenture.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our assets to our direct or indirect subsidiary or subsidiaries in which we own more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise our rights and powers under that indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under an indenture may waive compliance with some of the covenants or conditions of that indenture.

Modification of the Indentures

We and the trustee may modify the applicable indenture and the rights of the holders of the debt securities with the consent of the holders of at least 50% of the aggregate principal amount of all series of outstanding debt securities under that indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of an indenture without the consent of all holders of the debt securities outstanding under that indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration; Covenant Breaches

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any senior debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	our failure to pay interest on any senior debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	specified events involving our bankruptcy, insolvency, or liquidation; and

•	any other events of default specified for a series of senior debt securities pursuant to the Senior Indenture.

The Subordinated Indenture defines an event of default for subordinated debt securities only as our voluntary or involuntary bankruptcy under U.S. federal bankruptcy laws (and, in the case of our involuntary bankruptcy, continuing for a period of 60 days) and any other events of default specified for a series of subordinated debt securities pursuant to the Subordinated Indenture.

Any additional or different events of default for a series of senior or subordinated debt securities will be specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, if an event of default under an indenture occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities outstanding under the applicable indenture (or, in the case of an event of default with respect to a series of senior debt securities under the Senior Indenture, the holders of 25% in aggregate principal amount of the outstanding senior debt securities of all series affected) may declare the principal amount, or, if the debt securities are issued with original issue discount, such amount as described in the applicable supplement, of all debt securities (or the outstanding senior debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the debt securities then outstanding (or of all series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

With respect to a failure on our part to observe or perform any of the covenants or agreements contained in the debt securities or in the applicable indenture (other than (i) with respect to senior debt securities, those for which acceleration rights are available as discussed above and (ii) with respect to subordinated debt securities, default in payment of principal or interest), which failure continues for a period of 90 days after the date on which written notice of such failure is given (a “covenant breach”), the trustee and the holders of the debt securities may pursue certain remedies as described below or as set forth in the applicable indenture.

Unless otherwise specified in the applicable supplement, an event of default will not occur under our senior debt securities, and neither the trustee nor the holders of any senior debt securities will have the right to accelerate the payment of principal of such senior debt securities, as a result of a covenant breach. In addition, an event of default will not occur, and neither the trustee nor the holders of such senior debt securities will have the right to accelerate the payment of principal of such senior debt securities, as a result of our failure to pay principal of or premium on such senior debt securities when due and payable until such default has continued for a period of 30 days.

Unless otherwise specified in the applicable supplement, payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal or any premium, interest, or other amounts or a breach in the performance of any of our other covenants.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the indentures.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities or (ii) we are over 30 calendar days late on an interest payment on the debt securities, the applicable trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. In the event of our nonpayment of principal, interest or any premium (which nonpayment for senior debt securities constitutes an event of default) or a covenant breach, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the debt securities then outstanding under an indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

Limitation on Suits

Each indenture provides that no individual holder of debt securities of any series may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the applicable indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the applicable indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any senior debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt securities will have, subject to applicable subordination provisions, the absolute right to receive payment of principal of and any premium and any interest on the subordinated debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	A fiduciary;

•	A partnership;

•	A limited liability company;

•	Another fiscally transparent entity; or

•	Not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended,(or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the applicable indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance. If there is a change in the U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the applicable indenture, each of the following must occur:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves; and

•	We must deliver to the trustee under the indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance. Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the applicable indenture, we must do both of the following:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The indenture under which a series of debt securities has been issued will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our demand, accompanied by an officer’s certificate of ours and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the applicable indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depository in accordance with the procedures of that depository then in place.

Concerning the Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the Senior Indenture and the Subordinated Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of us and our affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the applicable indenture until a successor is appointed.

Governing Law

The indentures are and the debt securities will be governed by New York law.

DESCRIPTION OF WARRANTS

General

The warrants are options that are securities within the meaning of Section 2(a)(17) of the Securities Act of 1933, as amended (the “Securities Act”).

We may issue warrants, including securities warrants, index warrants and currency warrants. We may offer warrants separately or as part of a unit, as described below under the heading “Description of Units.” If we issue warrants as part of a unit, the applicable supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable supplement.

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Any warrants that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and other applicable law.

This section describes some of the general terms and provisions of the warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable supplement. The following description and any description of the warrants in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any warrant agreements.

Description of Securities Warrants

We may issue warrants for the purchase of our debt securities, common stock or preferred stock. We refer to this type of warrant as a “securities warrant.” If securities warrants are offered, the applicable supplement will describe the terms of the securities warrants and the warrant agreement relating to the securities warrants, including the following:

•	the offering price;

•	the title and aggregate number of the securities warrants;

•	the nature and amount of the securities that the securities warrants represent the right to buy or sell;

•	if applicable, the designation, aggregate stated principal amount, and terms of the securities purchasable upon exercise of the securities warrants;

•	the currency, currency unit, or composite currency in which the price for the securities warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the securities warrants are issued, and the number of securities warrants issued with each security;

•	if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

•	the price at which the securities may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	the method of exercising the securities warrants, the method of paying the exercise price, and the method of settling the securities warrants;

•

the dates the right to exercise the securities warrants will commence and expire and, if the securities warrants are not continuously exercisable, any dates on which the securities warrants are not exercisable;

•	any circumstances that will cause the securities warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the securities warrants or related securities will be listed on any securities exchange;

•	whether the securities warrants will be issued in global or definitive form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the securities warrants; and

•	any other terms of the securities warrants which are permitted under the warrant agreement.

Description of Index Warrants

We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing, provided that any warrants that are based, in whole or in part, on one or more currency indices will be listed on a national securities exchange. We refer to this type of warrant as an “index warrant.”

Description of Currency Warrants

We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units, provided that these warrants will be listed on a national securities exchange. We refer to this type of warrant as a “currency warrant.”

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the applicable warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend any warrant agreement and the terms of the applicable warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which such warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of such warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of such warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; No Trust Indenture Act Protection

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent under any warrant agreement will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

DESCRIPTION OF PURCHASE CONTRACTS

General

We may issue purchase contracts in any amounts and in as many distinct series as we determine. We may offer purchase contracts separately or as part of a unit, as described below under the heading “Description of Units.” When we refer to a series of purchase contracts, we mean all purchase contracts issued as part of the same series under the applicable purchase contract.

Any purchase contracts that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and other applicable law.

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable supplement. The following description and any description of the purchase contracts in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any purchase contracts.

Purchase Contract Property

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of securities, including our common or preferred stock or our other securities described in this prospectus, a basket of securities or any combination of the foregoing. We refer to each type of property described above as a “purchase contract property.”

Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•

the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any rights to receive payments on that property.

Information in Supplement

If we offer purchase contracts, the applicable supplement will describe the terms of the purchase contracts, including the following:

•	the purchase date or dates;

•	if other than U.S. dollars, the currency or currency unit in which payment will be made;

•	the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

•

whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties, and the nature and amount of each of those properties, or the method of determining those amounts;

•	the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable under each purchase contract;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•

the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance, or level of, the purchase contract properties;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contract;

•	if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

•	if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

•

whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

•

whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	the identities of any depositories and any paying, transfer, calculation, or other agents for the purchase contracts;

•	whether the purchase contract will be issued in global or definitive form;

•	any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

•	any other terms of the purchase contracts and any terms required by or advisable under applicable laws and regulations.

Prepaid Purchase Contracts; Applicability of Indenture

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these contracts as “prepaid purchase contracts.”

In certain circumstances, our obligation to settle a prepaid purchase contract on the relevant settlement date may constitute our senior debt securities or our subordinated debt securities. Accordingly, prepaid purchase contracts may be issued under the indentures, which are described above under the heading “Description of Debt Securities.”

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require holders to satisfy their obligations under the purchase contracts until settlement. We refer to these contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under the heading “Description of Units” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable supplement.

Non-prepaid purchase contracts will not be our senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we specify otherwise in the applicable supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act of 1939. Therefore, holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act of 1939.

Pledge by Holders to Secure Performance

If we so specify in the applicable supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent that we will identify in the applicable supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” Unless we specify otherwise in the applicable supplement, the pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, and/or any other property specified in the applicable supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds, and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments and proceeds from the pledged items to us, unless the payments and proceeds have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments and proceeds from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts that Are Part of Units

Unless we specify otherwise in the applicable supplement, where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document. If the holder settles its obligations in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement also may be obligated to pay interest or other amounts.

DESCRIPTION OF UNITS

General

We may issue units from time to time in such amounts and in as many distinct series as we determine.

We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

Any units that we issue will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the Federal Reserve, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency and other applicable law.

This section describes some of the general terms and provisions applicable to all the units. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable supplement. The following description and any description of the units in the applicable supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any unit agreements.

We may issue units consisting of one or more securities described in this prospectus or, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the applicable supplement will describe the terms of the units, including the following:

•	the designation and aggregate number of, and the price at which we will issue, the units;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Unit Agreements: Prepaid, Non-Prepaid, and Other

If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable supplement, if applicable.

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver, and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

Any unit agreement for a unit that includes a non-prepaid purchase contract also will include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under the heading “Description of Purchase Contracts.”

A unit agreement also may serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the applicable holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of such holders. In addition, we may amend any unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the applicable units that materially and adversely affects the rights of the holders of such units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of such units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; No Trust Indenture Act Protection

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the indenture, warrant agreement, unit agreement, or purchase contract under which that security is issued. We describe these terms in other sections of this prospectus relating to debt securities, warrants, and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. We will describe any limitations of this kind in the applicable supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

DESCRIPTION OF PREFERRED STOCK

General

We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. As of the date of this prospectus, under our Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. As of March 25, 2024, we had approximately 4.1 million issued and outstanding shares of preferred stock and the aggregate liquidation preference of all of our outstanding preferred stock was approximately $28.7 billion.

Any preferred stock sold using this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless we specify otherwise in the applicable supplement. The applicable supplement for a series of preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions, including any restriction on the repurchase or redemption of the preferred stock while there is an arrearage in the payment of dividends;

•	whether the preferred stock will be issued in other than book-entry only form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Shares of our preferred stock will be uncertificated unless our board of directors by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to us.

This section summarizes the general terms and provisions of our preferred stock. You also should refer to our Restated Certificate of Incorporation and the respective certificates of designations for each series of our preferred stock. We have filed our Restated Certificate of Incorporation as an exhibit to the registration statement of which this prospectus forms a part, and we will file with the SEC the certificate of designations with respect to the particular series of preferred stock being offered promptly after the offering of that series of preferred stock.

Dividends

The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Unless we specify otherwise in the applicable supplement, whenever dividends on any non-voting preferred stock are in arrears for three or more semi-annual dividend periods or six quarterly dividend periods, as applicable (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until full dividends on such non-voting preferred stock have been paid regularly for at least two semi-annual or four quarterly dividend periods.

Voting

The holders of our preferred stock will have no voting rights except:

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Under regulations adopted by the Federal Reserve, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of such lower amount of the series as may be deemed, when coupled with other factors, to constitute a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with The Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of that series.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full. In addition, holders of our preferred stock, or depositary shares representing interests in our preferred stock, may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Preemptive Rights

Unless we specify otherwise in the applicable supplement, holders of our preferred stock will not have any preemptive rights.

Existing Preferred Stock

As of the date of this prospectus, under our Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. As of March 25, 2024, we had approximately 4.1 million issued and outstanding shares of preferred stock and the aggregate liquidation preference of all of our outstanding preferred stock was approximately $28.7 billion. Of our authorized and outstanding preferred stock, as of March 25, 2024:

•

35,045 shares were designated as 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation preference of $100 per share, 7,076 shares of which were issued and outstanding;

•

85,100 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), having a liquidation preference of $25,000 per share, 12,317 shares of which were issued and outstanding;

•

7,001 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”), having a liquidation preference of $100,000 per share, 1,409 shares of which were issued and outstanding;

•

8,501 shares were designated as Adjustable Rate Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), having a liquidation preference of $100,000 per share, 4,925 shares of which were issued and outstanding;

•

6,900,000 shares were designated as 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L (the “Series L Preferred Stock”), having a liquidation preference of $1,000 per share, 3,080,182 shares of which were issued and outstanding;

•

40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U (the “Series U Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;

•

80,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X (the “Series X Preferred Stock”), having a liquidation preference of $25,000 per share, 80,000 shares of which were issued and outstanding;

•

56,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z (the “Series Z Preferred Stock”), having a liquidation preference of $25,000 per share, 56,000 shares of which were issued and outstanding;

•

76,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA (the “Series AA Preferred Stock”), having a liquidation preference of $25,000 per share, 76,000 shares of which were issued and outstanding;

•

40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD (the “Series DD Preferred Stock”), having a liquidation preference of $25,000 per share, 40,000 shares of which were issued and outstanding;

•

94,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF (the “Series FF Preferred Stock”), having a liquidation preference of $25,000 per share, 90,833 shares of which were issued and outstanding;

•

55,200 shares were designated as 6.000% Non-Cumulative Preferred Stock, Series GG (the “Series GG Preferred Stock”), having a liquidation preference of $25,000 per share, 54,000 shares of which were issued and outstanding;

•

34,160 shares were designated as 5.875% Non-Cumulative Preferred Stock, Series HH (the “Series HH Preferred Stock”), having a liquidation preference of $25,000 per share, 34,049 shares of which were issued and outstanding;

•

40,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ (the “Series JJ Preferred Stock”), having a liquidation preference of $25,000 per share, 34,171 shares of which were issued and outstanding;

•

60,950 shares were designated as 5.375% Non-Cumulative Preferred Stock, Series KK (the “Series KK Preferred Stock”), having a liquidation preference of $25,000 per share, 55,272 shares of which were issued and outstanding;

•

52,400 shares were designated as 5.000% Non-Cumulative Preferred Stock, Series LL (the “Series LL Preferred Stock”), having a liquidation preference of $25,000 per share, 52,045 shares of which were issued and outstanding;

•

44,000 shares were designated as Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series MM (the “Series MM Preferred Stock”), having a liquidation preference of $25,000 per share, 30,753 shares of which were issued and outstanding;

•

44,000 shares were designated as 4.375% Non-Cumulative Preferred Stock, Series NN (the “Series NN Preferred Stock”), having a liquidation preference of $25,000 per share, 42,993 shares of which were issued and outstanding;

•

36,600 shares were designated as 4.125% Non-Cumulative Preferred Stock, Series PP (the “Series PP Preferred Stock”), having a liquidation preference of $25,000 per share, 36,500 shares of which were issued and outstanding;

•

52,000 shares were designated as 4.250% Non-Cumulative Preferred Stock, Series QQ (the “Series QQ Preferred Stock”), having a liquidation preference of $25,000 per share, 51,879 shares of which were issued and outstanding;

•

70,000 shares were designated as 4.375% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series RR (the “Series RR Preferred Stock”), having a liquidation preference of $25,000 per share, 66,738 shares of which were issued and outstanding;

•

28,000 shares were designated as 4.750% Non-Cumulative Preferred Stock, Series SS (the “Series SS Preferred Stock”), having a liquidation preference of $25,000 per share, 27,463 shares of which were issued and outstanding;

•

80,000 shares were designated as 6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series TT (the “Series TT Preferred Stock”), having a liquidation preference of $25,000 per share, 80,000 shares of which were issued and outstanding;

•

21,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 1 (the “Series 1 Preferred Stock”), having a liquidation preference of $30,000 per share, 3,185 shares of which were issued and outstanding;

•

37,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 2 (the “Series 2 Preferred Stock”), having a liquidation preference of $30,000 per share, 9,967 shares of which were issued and outstanding;

•

20,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 4 (the “Series 4 Preferred Stock”), having a liquidation preference of $30,000 per share, 7,010 shares of which were issued and outstanding; and

•

50,000 shares were designated as Floating Rate Non-Cumulative Preferred Stock, Series 5 (the “Series 5 Preferred Stock”), having a liquidation preference of $30,000 per share, 13,331 shares of which were issued and outstanding.

In addition, as of the date of this prospectus, the following series of preferred stock were designated, but no shares of any of these series were outstanding:

•	3 million shares of ESOP Convertible Preferred Stock, Series C;

•	20 million shares of $2.50 Cumulative Convertible Preferred Stock, Series BB;

•	50,000 shares of 6% Non-Cumulative Perpetual Preferred Stock, Series T;

•	44,000 shares of 6.500% Non-Cumulative Preferred Stock, Series Y;

•	44,000 shares of 6.200% Non-Cumulative Preferred Stock, Series CC; and

•	36,000 shares of 6.000% Non-Cumulative Preferred Stock, Series EE.

The following summarizes the general terms and provisions of our Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock and Series 5 Preferred Stock. As of their respective original issue dates, the terms of the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series JJ Preferred Stock, Series MM Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock and Series 5 Preferred Stock (together, the “LIBOR Preferred Stock”) provided for dividend rates to be determined by reference to three-month U.S. dollar LIBOR (“Three-Month USD LIBOR”) for some or all applicable dividend periods. Three-Month USD LIBOR ceased publication following June 30, 2023. In accordance with the U.S. Adjustable Interest Rate (LIBOR) Act and Regulation ZZ promulgated thereunder by the Board of Governors of the Federal Reserve System, and/or the applicable fallback provisions relating to Three-Month USD LIBOR contained in the applicable series of LIBOR Preferred Stock, the three-month CME Term SOFR Reference Rate, as administered by CME Group Benchmark Administration, Ltd. (or any successor administrator thereof), plus a tenor spread adjustment of 0.26161% (such rate, including such tenor spread adjustment, “Adjusted Three-Month Term SOFR”) replaced Three-Month USD LIBOR as the reference rate for the determinations of dividend rates and calculations of dividend payments for all series of the LIBOR Preferred Stock for all dividend periods commencing on or after the first London banking date after June 30, 2023 (the “LIBOR Replacement Date”). The replacement of Three-Month USD LIBOR as the replacement rate for each of the LIBOR Preferred Stock with Adjusted Three-Month Term SOFR is effective for determinations under the terms of the LIBOR Preferred Stock that are made on and after the LIBOR Replacement Date, but will not affect any determinations made prior to the LIBOR Replacement Date. In the descriptions of the LIBOR Preferred Stock set forth below, references to Three-Month USD LIBOR contained in the original terms of such preferred stock accordingly have been changed to Adjusted Three-Month Term SOFR. You also should refer to our Restated Certificate of Incorporation and the respective certificate of designations for each series, which are on file with the SEC.

Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to the common stock and ranks equally with the Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on liquidation. Shares of the Series B Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. We may issue stock with preferences senior or equal to the Series B Preferred Stock without the consent of holders of Series B Preferred Stock.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking senior to Series B Preferred Stock, but before any distribution on shares of common stock, liquidating distributions in the amount of the liquidation preference of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of preferred stock ranking senior to the Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of preferred stock ranking senior to Series B Preferred Stock.

Series E Preferred Stock

Preferential Rights. The Series E Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series E Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series E

Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series E Preferred Stock without the consent of the holders of the Series E Preferred Stock.

Dividends. Holders of the Series E Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $25,000 per share at an annual rate per share equal to the greater of (a) Adjusted Three-Month Term SOFR (provided, however, that, for dividend periods commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR) plus a spread of 0.35%, and (b) 4.00%. Dividends on the Series E Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series E Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series E Preferred Stock unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series E Preferred Stock for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series E Preferred Stock and on any capital stock ranking equally with the Series E Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series E Preferred Stock and the holders of any capital stock ranking equally with the Series E Preferred Stock.

Voting Rights. Holders of Series E Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series E Preferred Stock. If any quarterly dividend payable on the Series E Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series E Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series E Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series E Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series E Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series E Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series E Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series E Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Series E Preferred Stock in whole or in part, at our option, on any dividend payment date for the Series E Preferred Stock, at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends.

Series F Preferred Stock

Preferential Rights. The Series F Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred

Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series F Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series F Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series F Preferred Stock without the consent of the holders of the Series F Preferred Stock.

Dividends. Holders of the Series F Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series F Preferred Stock. Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $100,000 per share at a rate per year equal to the greater of (a) Adjusted Three-Month Term SOFR (provided, however, that, for dividend periods commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR) plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series F Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series F preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series F Preferred Stock and on any capital stock ranking equally with the Series F Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series F Preferred Stock and the holders of any capital stock ranking equally with the Series F Preferred Stock.

Voting Rights. Holders of Series F Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions. In the event of our voluntary of involuntary liquidation, dissolution, or winding up, holders of Series F Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series F Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series F Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Series F Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series F Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series G Preferred Stock

Preferential Rights. The Series G Preferred Stock ranks senior to our common stock and ranks equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock,

Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series G Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series G Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series G Preferred Stock without the consent of the holders of the Series G Preferred Stock.

Dividends. Holders of the Series G Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee thereof out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series G Preferred Stock, payable quarterly in arrears. Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $100,000 per share at a rate per year equal to the greater of (a) Adjusted Three-Month Term SOFR (provided, however, that, for dividend periods commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR) plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series G Preferred Stock are non-cumulative. As long as shares of Series G Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series G Preferred Stock and on any capital stock ranking equally with the Series G Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series G Preferred Stock and the holders of any capital stock ranking equally with the Series G Preferred Stock.

Voting Rights. Holders of Series G Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series G Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of capital stock ranking junior to the Series G Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series G Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Series G Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series G Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series L Preferred Stock

Preferential Rights. The Series L Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock,

Series G Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Holders of the Series L Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series L Preferred Stock without the consent of the holders of the Series L Preferred Stock.

Dividends. Holders of the Series L Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 7.25% on the liquidation preference of $1,000 per share. Dividends on the Series L Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series L Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series L Preferred Stock unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series L Preferred Stock for any period unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series L Preferred Stock and on any capital stock ranking equally with the Series L Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series L Preferred Stock and the holders of any capital stock ranking equally with the Series L Preferred Stock.

Conversion Right. Each share of the Series L Preferred Stock may be converted at any time, at the option of the holder, into 20 shares of our common stock (which reflects an initial conversion price of $50.00 per share of common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments.

Conversion at Our Option. We may, at our option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of our common stock at the then-applicable conversion rate if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds 130% of the then-applicable conversion price of the Series L Preferred Stock.

Conversion Upon Certain Acquisitions. If a make-whole acquisition occurs, holders of Series L Preferred Stock may cause this Series L Preferred Stock held by such holder to be converted into shares of our common stock, and we will, under certain circumstances, increase the conversion rate in respect of such conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of common stock. The amount of the make-whole adjustment, if any, will be based upon the price per share of our common stock and the effective date of the make-whole acquisition. Subject to certain exceptions, a “make-whole acquisition” occurs in the event of (1) the acquisition by a person or group of more than 50% of the voting power of our common stock, or (2) our consolidation or merger where we are not the surviving entity.

Conversion Upon Fundamental Change. In lieu of receiving the make-whole shares described above, if the reference price (as defined below) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may elect to convert each share of the Series L Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the “reference price,” which is the price per share of our common stock paid in the event of a fundamental change, and (2) $19.95, which is 50% of the closing price of our common stock on January 24, 2008, the date of the initial offering of the Series L Preferred Stock, subject to adjustment (the “base price”). If the reference price is less than the base price, holders of the Series L Preferred Stock will receive a maximum of 50.1253 shares of our common stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock.

Anti-Dilution Adjustments. The conversion rate may be adjusted in the event of, among other things, (1) stock dividend distributions, (2) subdivisions, splits, and combinations of our common stock, (3) issuance of stock purchase rights, (4) debt or asset distributions, (5) increases in cash dividends, and (6) tender or exchange offers for our common stock.

Voting Rights. Holders of Series L Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series L Preferred Stock. If any quarterly dividend payable on the Series L Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series L Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series L Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series L Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series L Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Liquidation Rights. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series L Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series L Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series L Preferred Stock will not be subject to a sinking fund.

Redemption. We do not have any rights to redeem the Series L Preferred Stock.

Series U Preferred Stock

Preferential Rights. The Series U Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series U Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series U

Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series U Preferred Stock without the consent of the holders of the Series U Preferred Stock.

Dividends. Holders of the Series U Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, June 1, 2023, at a rate of 5.20% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from June 1, 2023 through the redemption date of the Series U Preferred Stock, at a floating rate equal to Adjusted Three-Month Term SOFR (provided, however, that, for the dividend period commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR) plus a spread of 3.135% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series U Preferred Stock are non-cumulative. As long as shares of Series U Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series U Preferred Stock unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series U Preferred Stock for any period unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series U Preferred Stock and on any capital stock ranking equally with the Series U Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series U Preferred Stock and the holders of any capital stock ranking equally with the Series U Preferred Stock.

Voting Rights. Holders of Series U Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series U Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series U Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series U Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series U Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series U Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series U Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series U Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series U Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series U Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series U Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series U Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series U Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series U Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series U Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series U Preferred Stock, in whole or in part, at our option, at any time on or after June 1, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series U Preferred Stock, we may redeem the Series U Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series X Preferred Stock

Preferential Rights. The Series X Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series X Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series X Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series X Preferred Stock without the consent of the holders of the Series X Preferred Stock.

Dividends. Holders of the Series X Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, September 5, 2024, at a rate of 6.250% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from September 5, 2024 through the redemption date of the Series X Preferred Stock, at a floating rate equal to Adjusted Three-Month Term SOFR plus a spread of 3.705% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series X Preferred Stock are non-cumulative. As long as shares of Series X Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series X Preferred Stock unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series X Preferred Stock for any period unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series X Preferred Stock and on any capital stock ranking equally with the Series X Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series X Preferred Stock and the holders of any capital stock ranking equally with the Series X Preferred Stock.

Voting Rights. Holders of Series X Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the

Series X Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series X Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series X Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series X Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series X Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series X Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series X Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series X Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series X Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series X Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series X Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series X Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series X Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series X Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series X Preferred Stock, in whole or in part, at our option, at any time on or after September 5, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series X Preferred Stock, we may redeem the Series X Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series Z Preferred Stock

Preferential Rights. The Series Z Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series Z Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series Z Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series Z Preferred Stock without the consent of the holders of the Series Z Preferred Stock.

Dividends. Holders of the Series Z Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, October 23, 2024, at a rate of 6.500% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from October 23, 2024 through the redemption date of the Series Z Preferred Stock, at a floating rate equal to Adjusted Three-Month Term SOFR plus a spread of 4.174% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series Z Preferred Stock are non-cumulative. As long as shares of Series Z Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series Z Preferred Stock unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series Z Preferred Stock for any period unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series Z Preferred Stock and on any capital stock ranking equally with the Series Z Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series Z Preferred Stock and the holders of any capital stock ranking equally with the Series Z Preferred Stock.

Voting Rights. Holders of Series Z Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series Z Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series Z Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series Z Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Z Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series Z Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series Z Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series Z Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series Z Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series Z Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series Z Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series Z Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series Z Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series Z Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series Z Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series Z Preferred Stock, in whole or in part, at our option, at any time on or after October 23, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series Z Preferred Stock, we may redeem the Series Z Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series AA Preferred Stock

Preferential Rights. The Series AA Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series AA Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series AA Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series AA Preferred Stock without the consent of the holders of the Series AA Preferred Stock.

Dividends. Holders of the Series AA Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, March 17, 2025, at a rate of 6.100% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 17, 2025 through the redemption date of the Series AA Preferred Stock, at a floating rate equal to Adjusted Three-Month Term SOFR plus a spread of 3.898% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series AA Preferred Stock are non-cumulative. As long as shares of Series AA Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series AA Preferred Stock unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series AA Preferred Stock for any period unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series AA Preferred Stock and on any capital stock ranking equally with the Series AA Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series AA Preferred Stock and the holders of any capital stock ranking equally with the Series AA Preferred Stock.

Voting Rights. Holders of Series AA Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series AA Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series AA Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series AA Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series AA Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series AA Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series AA Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series AA Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series AA Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series AA Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series AA Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series AA Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series AA Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series AA Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series AA Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series AA Preferred Stock, in whole or in part, at our option, at any time on or after March 17, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series AA Preferred Stock, we may redeem the Series AA Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series DD Preferred Stock

Preferential Rights. The Series DD Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series DD Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series DD Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series DD Preferred Stock without the consent of the holders of the Series DD Preferred Stock.

Dividends. Holders of the Series DD Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, March 10, 2026, at a rate of 6.300% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 10, 2026 through the redemption date of the Series DD Preferred Stock, at a floating rate equal to Adjusted Three-Month Term SOFR plus a spread of 4.553% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series DD Preferred Stock are non-cumulative. As long as shares of Series DD Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series DD Preferred Stock unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series DD Preferred Stock for any period unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series DD Preferred Stock and on any capital stock ranking equally with the Series DD Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series DD Preferred Stock and the holders of any capital stock ranking equally with the Series DD Preferred Stock.

Voting Rights. Holders of Series DD Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series DD Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series DD Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series DD Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series DD Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series DD Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series DD Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series DD Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series DD Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series DD Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series DD Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series DD Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series DD Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series DD Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series DD Preferred Stock, in whole or in part, at our option, at any time on or after March 10, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series DD Preferred Stock, we may redeem the Series DD Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series FF Preferred Stock

Preferential Rights. The Series FF Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series FF Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series FF Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series FF Preferred Stock without the consent of the holders of the Series FF Preferred Stock.

Dividends. Holders of the Series FF Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each semi-annual dividend period from the issue date to, but excluding, March 15, 2028, at a rate of 5.875% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, for each quarterly dividend period from March 15, 2028 through the redemption date of the Series FF Preferred Stock, at a floating rate equal to Adjusted Three-Month Term SOFR plus a spread of 2.931% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series FF Preferred Stock are non- cumulative. As long as shares of Series FF Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series FF Preferred Stock unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series FF Preferred Stock for any period unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series FF Preferred Stock and on any capital stock ranking equally with the Series FF Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series FF Preferred Stock and the holders of any capital stock ranking equally with the Series FF Preferred Stock.

Voting Rights. Holders of Series FF Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series FF Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series FF Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series FF Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series FF Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series FF Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series FF Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series FF Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series FF Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series FF Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series FF Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series FF Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series FF Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series FF Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series FF Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series FF Preferred Stock, in whole or in part, at our option, at any time on or after March 15, 2028, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series FF Preferred Stock, we may redeem the Series FF Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series GG Preferred Stock

Preferential Rights. The Series GG Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series GG Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series GG Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series GG Preferred Stock without the consent of the holders of the Series GG Preferred Stock.

Dividends. Holders of the Series GG Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 6.000% on the liquidation preference of $25,000 per share.

Dividends on the Series GG Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series GG Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series GG Preferred Stock unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series GG Preferred Stock for any period unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series GG Preferred Stock and on any capital stock ranking equally with the Series GG Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series GG Preferred Stock and the holders of any capital stock ranking equally with the Series GG Preferred Stock.

Voting Rights. Holders of Series GG Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series GG Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series GG Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series GG Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series GG Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series GG Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series GG Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series GG Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series GG Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series GG Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series GG Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series GG Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series GG Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series GG Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series GG Preferred Stock, in whole or in part, at our option, at any time on or after May 16, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series GG Preferred Stock, we may redeem the Series GG Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series HH Preferred Stock

Preferential Rights. The Series HH Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series HH Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series HH Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series HH Preferred Stock without the consent of the holders of the Series HH Preferred Stock.

Dividends. Holders of the Series HH Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 5.875% on the liquidation preference of $25,000 per share. Dividends on the Series HH Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series HH Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series HH Preferred Stock unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series HH Preferred Stock for any period unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series HH Preferred Stock and on any capital stock ranking equally with the Series HH Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series HH Preferred Stock and the holders of any capital stock ranking equally with the Series HH Preferred Stock.

Voting Rights. Holders of Series HH Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series HH Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series HH Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series HH Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series HH Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series HH Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series HH Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series HH Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series HH Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series HH Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series HH Preferred

Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series HH Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series HH Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series HH Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series HH Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series HH Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series HH Preferred Stock, in whole or in part, at our option, at any time on or after July 24, 2023, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series HH Preferred Stock, we may redeem the Series HH Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series JJ Preferred Stock

Preferential Rights. The Series JJ Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series JJ Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series JJ Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series JJ Preferred Stock without the consent of the holders of the Series JJ Preferred Stock.

Dividends. Holders of the Series JJ Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, (i) for each semi-annual dividend period from the issue date to, but excluding, June 20, 2024, at a rate of 5.125% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, (ii) for each quarterly dividend period from June 20, 2024 through the redemption date of the Series JJ Preferred Stock, at a floating rate equal Adjusted Three-Month Term SOFR plus a spread of 3.292% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series JJ Preferred Stock are non-cumulative. As long as shares of Series JJ Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series JJ Preferred Stock unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series JJ Preferred Stock for any period unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series JJ Preferred Stock and on any capital stock ranking equally with the Series JJ Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series JJ Preferred Stock and the holders of any capital stock ranking equally with the Series JJ Preferred Stock.

Voting Rights. Holders of Series JJ Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series JJ Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series JJ Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series JJ Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series JJ Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series JJ Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series JJ Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series JJ Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series JJ Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series JJ Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series JJ Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series JJ Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series JJ Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series JJ Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series JJ Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series JJ Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series JJ Preferred Stock, in whole or in part, at our option, at any time on or after June 20, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series JJ Preferred Stock, we may redeem the Series JJ Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series KK Preferred Stock

Preferential Rights. The Series KK Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF

Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series KK Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series KK Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series KK Preferred Stock without the consent of the holders of the Series KK Preferred Stock.

Dividends. Holders of the Series KK Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 5.375% on the liquidation preference of $25,000 per share. Dividends on the Series KK Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series KK Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series KK Preferred Stock unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series KK Preferred Stock for any period unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series KK Preferred Stock and on any capital stock ranking equally with the Series KK Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series KK Preferred Stock and the holders of any capital stock ranking equally with the Series KK Preferred Stock.

Voting Rights. Holders of Series KK Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series KK Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series KK Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series KK Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series KK Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series KK Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series KK Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series KK Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series KK Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series KK Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series KK Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series KK Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series KK Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series KK Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series KK Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series KK Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series KK Preferred Stock, in whole or in part, at our option, at any time on or after June 25, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series KK Preferred Stock, we may redeem the Series KK Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series LL Preferred Stock

Preferential Rights. The Series LL Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series LL Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series LL Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series LL Preferred Stock without the consent of the holders of the Series LL Preferred Stock.

Dividends. Holders of the Series LL Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 5.000% on the liquidation preference of $25,000 per share. Dividends on the Series LL Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series LL Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series LL Preferred Stock unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series LL Preferred Stock for any period unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series LL Preferred Stock and on any capital stock ranking equally with the Series LL Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series LL Preferred Stock and the holders of any capital stock ranking equally with the Series LL Preferred Stock.

Voting Rights. Holders of Series LL Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series LL Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series LL Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series LL Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series LL Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series LL Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series LL Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series LL Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series LL Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series LL Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series LL Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series LL Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series LL Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series LL Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series LL Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series LL Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series LL Preferred Stock, in whole or in part, at our option, at any time on or after September 17, 2024, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series LL Preferred Stock, we may redeem the Series LL Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series MM Preferred Stock

Preferential Rights. The Series MM Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series MM Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series MM Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series MM Preferred Stock without the consent of the holders of the Series MM Preferred Stock.

Dividends. Holders of the Series MM Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, (i) for each semi-annual dividend period from the issue date to, but excluding, January 28, 2025, at a rate of 4.300% per annum on the liquidation preference of $25,000 per share, payable semiannually in arrears, and, (ii) for each quarterly dividend period from January 28, 2025 through the redemption date of the Series MM Preferred Stock, at a floating rate equal to Adjusted Three-Month Term SOFR plus a spread of 2.664% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series MM Preferred Stock are non-cumulative. As long as shares of Series MM Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series MM Preferred Stock unless full dividends on all outstanding shares of Series MM Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series MM Preferred Stock for any period unless full dividends on all outstanding shares of Series MM Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series MM Preferred Stock and on any capital stock ranking equally with the Series MM Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series MM Preferred Stock and the holders of any capital stock ranking equally with the Series MM Preferred Stock.

Voting Rights. Holders of Series MM Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series MM Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series MM Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series MM Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series MM Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series MM Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series MM Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series MM Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series MM Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series MM Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series MM Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series MM Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series MM Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series MM Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series MM Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series MM Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series MM Preferred Stock, in whole or in part, at our option, at any time on or after January 28, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series MM Preferred Stock, we may redeem the Series MM Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series NN Preferred Stock

Preferential Rights. The Series NN Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series NN Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series NN Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series NN Preferred Stock without the consent of the holders of the Series NN Preferred Stock.

Dividends. Holders of the Series NN Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 4.375% on the liquidation preference of $25,000 per share. Dividends on the Series NN Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series NN Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series NN Preferred Stock unless full dividends on all outstanding shares of Series NN Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series NN Preferred Stock for any period unless full dividends on all outstanding shares of Series NN Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series NN Preferred Stock and on any capital stock ranking equally with the Series NN Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series NN Preferred Stock and the holders of any capital stock ranking equally with the Series NN Preferred Stock.

Voting Rights. Holders of Series NN Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series NN Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series NN Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series NN Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series NN Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series NN Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series NN Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series NN Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series NN Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series NN Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series NN Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series NN Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series NN Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series NN Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series NN Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series NN Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series NN Preferred Stock, in whole or in part, at our option, at any time on or after November 3, 2025, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends, for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series NN Preferred Stock, we may redeem the Series NN Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series PP Preferred Stock

Preferential Rights. The Series PP Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series PP Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series PP Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series PP Preferred Stock without the consent of the holders of the Series PP Preferred Stock.

Dividends. Holders of the Series PP Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 4.125% on the liquidation preference of $25,000 per share. Dividends on the Series PP Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series PP Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the

Series PP Preferred Stock unless full dividends on all outstanding shares of Series PP Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series PP Preferred Stock for any period unless full dividends on all outstanding shares of Series PP Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series PP Preferred Stock and on any capital stock ranking equally with the Series PP Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series PP Preferred Stock and the holders of any capital stock ranking equally with the Series PP Preferred Stock.

Voting Rights. Holders of the Series PP Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series PP Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series PP Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series PP Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series PP Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series PP Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series PP Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series PP Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series PP Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series PP Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series PP Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series PP Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series PP Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series PP Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series PP Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series PP Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series PP Preferred Stock, in whole or in part, at our option any time on or after February 2, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series PP Preferred Stock, we may redeem the Series PP Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, without accumulation of any undeclared dividends.

Series QQ Preferred Stock

Preferential Rights. The Series QQ Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series QQ Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series QQ Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series QQ Preferred Stock without the consent of the holders of the Series QQ Preferred Stock.

Dividends. Holders of the Series QQ Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 4.250% on the liquidation preference of $25,000 per share. Dividends on the Series QQ Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series QQ Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series QQ Preferred Stock unless full dividends on all outstanding shares of Series QQ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series QQ Preferred Stock for any period unless full dividends on all outstanding shares of Series QQ Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series QQ Preferred Stock and on any capital stock ranking equally with the Series QQ Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series QQ Preferred Stock and the holders of any capital stock ranking equally with the Series QQ Preferred Stock.

Voting Rights. Holders of the Series QQ Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series QQ Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series QQ Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series QQ Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series QQ Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series QQ Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series QQ Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series QQ Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series QQ Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series QQ Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series QQ Preferred

Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series QQ Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series QQ Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series QQ Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series QQ Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series QQ Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series QQ Preferred Stock, in whole or in part, at our option, any time on or after November 17, 2026, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series QQ Preferred Stock, we may redeem the Series QQ Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

Series RR Preferred Stock

Preferential Rights. The Series RR Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series RR Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series RR Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series RR Preferred Stock without the consent of the holders of the Series RR Preferred Stock.

Dividends. Holders of the Series RR Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each quarterly dividend period that occurs (1) during the period from, and including, the issue date, to, but excluding, January 27, 2027, at a fixed rate of 4.375% per annum, and (2) from, and including, January 27, 2027, during each “reset period,” as defined in the certificate of designations for the Series RR Preferred Stock, at a rate per annum equal to the “Five-Year U.S. Treasury Rate,” as described in the certificate of designations for the Series RR Preferred Stock, as of the most recent “reset dividend determination date,” as defined in the certificate of designations for the Series RR Preferred Stock, plus a spread of 2.76% per annum. Dividends on the Series RR Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series RR Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series RR Preferred Stock unless full dividends on all outstanding shares of Series RR Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series RR Preferred Stock for any period unless full dividends on all outstanding shares of Series RR Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series RR Preferred Stock and on any capital stock ranking equally with the Series RR Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series RR Preferred Stock and the holders of any capital stock ranking equally with the Series RR Preferred Stock.

Voting Rights. Holders of the Series RR Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series RR Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series RR Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series RR Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series RR Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series RR Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series RR Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series RR Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series RR Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series RR Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series RR Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series RR Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series RR Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series RR Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series RR Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series RR Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series RR Preferred Stock, in whole or in part, at our option, on any dividend payment date after January 27, 2027, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series RR Preferred Stock, we may redeem the Series RR Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

Series SS Preferred Stock

Preferential Rights. The Series SS Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred

Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series TT Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series SS Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series SS Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series SS Preferred Stock without the consent of the holders of the Series SS Preferred Stock.

Dividends. Holders of the Series SS Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, at an annual dividend rate per share of 4.750% on the liquidation preference of $25,000 per share. Dividends on the Series SS Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series SS Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series SS Preferred Stock unless full dividends on all outstanding shares of Series SS Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series SS Preferred Stock for any period unless full dividends on all outstanding shares of Series SS Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series SS Preferred Stock and on any capital stock ranking equally with the Series SS Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series SS Preferred Stock and the holders of any capital stock ranking equally with the Series SS Preferred Stock.

Voting Rights. Holders of the Series SS Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series SS Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series SS Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series SS Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series SS Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series SS Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series SS Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series SS Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series SS Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series SS Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series SS Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series SS Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series SS Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series SS Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series SS Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series SS Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series SS Preferred Stock, in whole or in part, at our option, any time on or after February 17, 2027, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series SS Preferred Stock, we may redeem the Series SS Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

Series TT Preferred Stock

Preferential Rights. The Series TT Preferred Stock ranks senior to our common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR, Series SS Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series TT Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series TT Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series TT Preferred Stock without the consent of the holders of the Series TT Preferred Stock.

Dividends. Holders of the Series TT Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, for each quarterly dividend period that occurs (1) during the period from, and including, the issue date, to, but excluding, April 27, 2027, at a fixed rate of 6.125% per annum, and (2) from, and including, April 27, 2027, during each “reset period,” as defined in the certificate of designations for the Series TT Preferred Stock, at a rate per annum equal to the “Five-Year U.S. Treasury Rate,” as described in the certificate of designations for the Series TT Preferred Stock, as of the most recent “reset dividend determination date,” as defined in the certificate of designations for the Series TT Preferred Stock, plus a spread of 3.231% per annum. Dividends on the Series TT Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series TT Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series TT Preferred Stock unless full dividends on all outstanding shares of Series TT Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series TT Preferred Stock for any period unless full dividends on all outstanding shares of Series TT Preferred Stock for the immediately preceding dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series TT Preferred Stock and on any capital stock ranking equally with the Series TT Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series TT Preferred Stock and the holders of any capital stock ranking equally with the Series TT Preferred Stock.

Voting Rights. Holders of the Series TT Preferred Stock do not have voting rights, except as described herein and as specifically required by Delaware law. If any dividend payable on the Series TT Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series TT Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series TT Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series TT Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series TT Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate. As long as the Series TT Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the Series TT Preferred Stock and any voting parity stock shall be necessary to authorize, create or issue any capital stock ranking senior to the Series TT Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding-up, or to reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. In addition, so long as any shares of the Series TT Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Series TT Preferred Stock shall be necessary to amend, alter or repeal any provision of the certificate of designations for the Series TT Preferred Stock or our certificate of incorporation so as to adversely affect the powers, preferences or special rights of the Series TT Preferred Stock.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series TT Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series TT Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series TT Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series TT Preferred Stock, in whole or in part, at our option, on any dividend payment date after April 27, 2027, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends. In addition, at any time within 90 days after a “capital treatment event,” as described in the certificate of designations for the Series TT Preferred Stock, we may redeem the Series TT Preferred Stock, in whole but not in part, at a redemption price equal to $25,000 per share, plus any accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends.

Series 1 Preferred Stock

Preferential Rights. The Series 1 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 2 Preferred Stock, Series 4 Preferred Stock, and

Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 1 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 1 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 1 Preferred Stock without the consent of the holders of the Series 1 Preferred Stock.

Dividends. Holders of the Series 1 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) Adjusted Three-Month Term SOFR (provided, however, that, for dividend periods commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR), plus a spread of 0.75% and (b) 3.00%. Dividends on the Series 1 Preferred Stock are non-cumulative and are payable quarterly, if declared. As long as shares of Series 1 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 1 Preferred Stock unless full dividends on all outstanding shares of Series 1 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 1 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 1 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 1 Preferred Stock and any capital stock ranking equally with the Series 1 Preferred Stock, all dividends declared upon shares of the Series 1 Preferred Stock and all shares of capital stock ranking equally with the Series 1 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 1 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 1 Preferred Stock and all such other stock bear to each other.

Voting Rights. Holders of Series 1 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 1 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 1 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 1 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 1 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 1 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 1 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 1 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 1 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 1 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 1 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 1 Preferred Stock), shall be necessary to permit, effect or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 1 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 1 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 1 Preferred Stock, or of the holders thereof.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 1 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of Bank of America capital stock ranking junior to the Series 1 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 1 Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series 1 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 2 Preferred Stock

Preferential Rights. The Series 2 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 4 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 2 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 2 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 2 Preferred Stock without the consent of the holders of the Series 2 Preferred Stock.

Dividends. Holders of the Series 2 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) Adjusted Three-Month Term SOFR (provided, however, that for dividend periods commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR), plus a spread of 0.65% and (b) 3.00%. Dividends on the Series 2 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 2 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 2 Preferred Stock unless full dividends on all outstanding shares of Series 2 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 2 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 2 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 2 Preferred Stock and any capital stock ranking equally with the Series 2 Preferred Stock, all dividends declared upon shares of the Series 2 Preferred Stock and all shares of capital stock ranking equally with the Series 2 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 2 Preferred Stock, and all such other stock of ours shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2 Preferred Stock and all such other stock bear to each other.

Voting Rights. Holders of Series 2 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 2 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 2 Preferred Stock shall be entitled to

150 votes. If any quarterly dividend payable on the Series 2 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 2 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 2 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 2 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 2 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 2 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 2 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 2 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 2 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 2 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 2 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 2 Preferred Stock, or of the holders thereof.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 2 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 2 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 2 Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series 2 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 4 Preferred Stock

Preferential Rights. The Series 4 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, and Series 5 Preferred Stock as to dividends and distributions on Bank of America’s liquidation, dissolution, or winding up. Shares of the Series 4 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 4 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 4 Preferred Stock without the consent of the holders of the Series 4 Preferred Stock.

Dividends. Holders of the Series 4 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) Adjusted Three-Month Term SOFR (provided, however, that, for dividend periods commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR), plus a spread of 0.75% and (b) 4.00%. Dividends on the Series 4 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 4 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 4 Preferred Stock unless full dividends on all outstanding shares of Series 4 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 4 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 4 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 4 Preferred Stock and any capital stock ranking equally with the Series 4 Preferred Stock, all dividends declared upon shares of the Series 4 Preferred Stock and all shares of capital stock ranking equally with the Series 4 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 4 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 4 Preferred Stock and all such other stock bear to each other.

Voting Rights. Holders of Series 4 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 4 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 4 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 4 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 4 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 4 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 4 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 4 Preferred Stock shall be entitled to three votes for the election of such Preferred Stock Directors. When we have paid full dividends on the Series 4 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 4 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 4 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 4 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 4 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 4 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 4 Preferred Stock, or of the holders thereof.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 4 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 4 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 4 Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series 4 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Series 5 Preferred Stock

Preferential Rights. The Series 5 Preferred Stock ranks senior to common stock and equally with the Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series L Preferred Stock, Series U Preferred Stock, Series X Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series DD Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series PP Preferred Stock, Series 1 Preferred Stock, Series 2 Preferred Stock, and Series 4 Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Shares of the Series 5 Preferred Stock are not convertible into or exchangeable for any shares of common stock or any other class of our capital stock. Holders of the Series 5 Preferred Stock do not have any preemptive rights. We may issue stock with preferences equal to the Series 5 Preferred Stock without the consent of the holders of the Series 5 Preferred Stock.

Dividends. Holders of the Series 5 Preferred Stock are entitled to receive cash dividends, when, as, and if declared by the our board of directors or a duly authorized committee thereof, on the liquidation preference of $30,000 per share at an annual floating rate per share equal to the greater of (a) Adjusted Three-Month Term SOFR (provided, however, that, for dividend periods commencing prior to the LIBOR Replacement Date, the dividend rate was determined by reference to Three-Month USD LIBOR), plus a spread of 0.50% and (b) 4.00%. Dividends on the Series 5 Preferred Stock are non-cumulative and are payable quarterly in arrears, if declared. As long as shares of Series 5 Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series 5 Preferred Stock unless full dividends on all outstanding shares of Series 5 Preferred Stock have been declared, paid or set aside for payment for the immediately preceding dividend period. We cannot declare or pay cash dividends on capital stock ranking equally with the Series 5 Preferred Stock for any period unless for such dividend period full dividends on all outstanding shares of Series 5 Preferred Stock for the immediately preceding dividend period have been declared, paid or set aside for payment. When dividends are not paid in full upon the shares of the Series 5 Preferred Stock and any capital stock ranking equally with the Series 5 Preferred Stock, all dividends declared upon shares of the Series 5 Preferred Stock and all shares of capital stock ranking equally with the Series 5 Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series 5 Preferred Stock, and all such other of our stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 5 Preferred Stock and all such other stock bear to each other.

Voting Rights. Holders of Series 5 Preferred Stock do not have voting rights, except as provided herein and as specifically required by law. Holders of Series 5 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as one class, and each share of Series 5 Preferred Stock shall be entitled to 150 votes. If any quarterly dividend payable on the Series 5 Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series 5 Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series 5 Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series 5 Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors; each share of Series 5 Preferred Stock shall be entitled to three votes for the election of such Preferred

Stock Directors. When we have paid full dividends on the Series 5 Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

As long as the Series 5 Preferred Stock remains outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Series 5 Preferred Stock, outstanding at the time (voting as a class with all other series of preferred stock ranking equally with the Series 5 Preferred Stock), shall be necessary to permit, effect, or validate (i) the authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series 5 Preferred Stock or (ii) the amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Certificate of Incorporation or of the resolutions set forth in a certificate of designations for the Series 5 Preferred Stock, which would adversely affect any right, preference, or privilege or voting power of the Series 5 Preferred Stock, or of the holders thereof.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series 5 Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series 5 Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series 5 Preferred Stock will not be subject to a sinking fund.

Redemption. We may redeem the Series 5 Preferred Stock, in whole or in part, at our option, at the redemption price equal to $30,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Additional Classes or Series of Stock

We will have the right to create and issue additional classes or series of stock ranking equally with or junior to our preferred stock as to dividends and distribution of assets upon any liquidation, dissolution, or winding up without the consent of the holders of such preferred stock, or the holders of the related depositary shares.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock, rather than whole shares of our preferred stock. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a U.S. bank or trust company that we will select (the “depository”).

This section describes some of the general terms and provisions applicable to all depositary shares. We will describe the specific terms of a series of depositary shares and the applicable deposit agreement in the applicable supplement. A form of deposit agreement, including a form of depositary receipt, was filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain copies of any deposit agreements and depositary receipts that we may file with the SEC in connection with depositary shares that we may offer.

Form of the Depositary Shares

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the fractional interest of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the applicable supplement relating to the depositary shares being offered. Unless we specify otherwise in the applicable supplement, we will issue depositary shares in book-entry only form. Depositary shares in book-entry only form will be represented by a global depositary receipt deposited with and held in the name of a clearing system or its nominee. Accordingly, the clearing system will be the registered holder of all the depositary shares represented by the global depositary receipt. Those who own beneficial interests in a global depositary receipt will do so through participants in that clearing system’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the clearing system and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.” A global depositary receipt shall be exchangeable for definitive depositary receipts only in certain circumstances.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the applicable deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the applicable supplement relating to the depositary shares being offered.

However, unless we specify otherwise in the applicable supplement, holders of whole shares of preferred stock will not be entitled to deposit those shares under the applicable deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. Unless we specify otherwise in the applicable supplement, the depository will provide notice of redemption at least 30 and not more than 60 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the applicable deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the applicable deposit agreement. All of our obligations as well as the depository’s obligations under the applicable deposit agreement are limited to performance of our respective duties set forth in the applicable deposit agreement without gross negligence, willful misconduct or bad faith, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time, in each case without your consent and without notifying you of such event. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a U.S. bank or trust company.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. We also have filed our Restated Certificate of Incorporation and our bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our Restated Certificate of Incorporation and our bylaws for additional information about our common stock.

General

As of the date of this prospectus, under our Restated Certificate of Incorporation, we are authorized to issue twelve billion eight hundred million (12,800,000,000) shares of common stock, par value $.01 per share, of which approximately 7.9 billion shares were outstanding on December 31, 2023. Our common stock trades on the New York Stock Exchange under the symbol “BAC.” As of December 31, 2023, approximately 497 million shares were reserved for issuance in connection with our various employee and director benefit plans, the conversion of outstanding securities convertible into shares of our common stock, and for other purposes. After taking into account the reserved shares, there were approximately 4.4 billion authorized shares of our common stock available for issuance as of December 31, 2023.

Shares of our common stock will be uncertificated unless our board of directors by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to us.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors in an uncontested election. However, (1) amendments to our Restated Certificate of Incorporation generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock, and (2) a merger, dissolution, or the sale of all or substantially all of our assets generally must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding stock.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any convertible securities, all of the shares of our common stock into which those securities are converted will be, validly issued, fully paid, and nonassessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares of common stock.

Certain Anti-Takeover Matters

Certain provisions of Delaware law and of our Restated Certificate of Incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Certain provisions of our Restated Certificate of Incorporation and bylaws may make it less likely that our management would be changed or that someone would acquire voting control of our company without our board’s consent. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Preferred Stock

Our board of directors can, at any time, under our Restated Certificate of Incorporation and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to nominations for the election of directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given to our corporate secretary prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the bylaws and must otherwise comply with the bylaws.

Vacancies

Under our bylaws, a majority vote of our board of directors may increase or decrease the number of directors. Any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote at an election of directors. Any vacancy on our board of directors or newly created directorship will be filled by a majority vote of the remaining directors then in office, and those newly elected directors will serve for a term expiring at the next annual meeting of stockholders, and until such directors’ successor has been elected and qualified.

Amendment of Bylaws

Our bylaws may be adopted, amended or repealed by a majority of our board of directors, subject to certain limitations in our bylaws. Our stockholders also have the power to adopt, amend or repeal our bylaws.

REGISTRATION AND SETTLEMENT

Unless we specify otherwise in the applicable supplement, we will issue the securities in registered, and not bearer, form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security, warrant, purchase contract, unit and depositary share issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire series of securities. Shares of preferred stock and common stock will be uncertificated unless we specify otherwise.

We refer to those persons who have securities registered in their own names, on the books that we or the trustee, warrant agent, registrar or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners or beneficial owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry only, form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement (and other than uncertificated preferred stock and common stock), we will issue each security in global, or book-entry, form. This means that we will not issue certificated securities in definitive form to investors. Instead, we will issue global securities in registered form representing the entire series of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the securities. This means that we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Definitive Securities

In the future, we may cancel a global security or we may issue securities initially in non-global, or definitive, form. We do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the securities except in the limited circumstances described in the relevant securities or in the indenture, agreement or other instrument governing the relevant securities.

Street Name Owners

If we issue certificated securities in definitive form registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depository for preferred stock represented by depositary shares, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry only form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry only form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, which we will select, or their nominees. A financial institution or clearing system that we select for this purpose is called the “depository” for that security. A security usually will have only one depository, but it may have more.

Each series of securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking S.A., Luxembourg, which is known as “Clearstream, Luxembourg”;

•	CDS Clearing and Depository Services Inc., Toronto, Ontario, Canada, which is known as “CDS”; and

•	any other clearing system or financial institution that we identify in the applicable supplement.

The depositories named above also may be participants in one another’s clearing systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your securities in the applicable supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information made publicly available by DTC:

Unless we specify otherwise in the applicable supplement, DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue. We may also issue one or more global securities that represent multiple series of debt securities.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York

Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Dividend payments or any payments of principal, any premium, interest, or other amounts on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver definitive securities.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, we will print and deliver definitive securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. We have no control over those clearing systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The information in this section concerning Euroclear and Clearstream, Luxembourg has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

CDS Clearing and Depository Services Inc.

Debt securities that are denominated in Canadian dollars (“Canadian notes”) may be issued as one or more registered notes in global form (i.e., global notes), initially registered in the name of CDS & CO., as nominee for CDS, and deposited with CDS. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in CDS. Investors may elect to hold interests in the global notes through any of CDS, Euroclear or Clearstream, Luxembourg if they are participants of those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream, Luxembourg will hold interests on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective Canadian subcustodians (“Canadian Subcustodians”), which in turn will hold those interests in customers’ securities accounts in the names of the Canadian Subcustodians on the books of CDS.

The global notes representing Canadian notes will be registered in the name of CDS & CO., as nominee of CDS, for the benefit of owners of beneficial interests in the global notes, including participants of Euroclear and Clearstream, Luxembourg. Principal and interest payments on the global notes registered in the name of CDS & CO., or any other nominee appointed by CDS, will be made on our behalf to CDS & CO., or any other nominee appointed by CDS, and CDS will distribute the payments received to the applicable clearing system.

For as long as the Canadian notes are maintained in book-entry only form at CDS, we and any paying agent will treat CDS & CO., or any other nominee appointed by CDS, as the sole holder of such Canadian notes for all purposes. Canadian notes which are represented by the global notes will be transferable only in accordance with the rules and procedures of CDS.

The registered holder of the applicable global notes will be the only person entitled to receive payments in respect of the Canadian notes represented by those global notes, and we will be discharged by payment to, or to the order of, the registered holder of those global notes for each amount so paid. Each of the persons shown in the records of CDS as the beneficial holder of a particular nominal amount of notes represented by the global notes must look solely to CDS for its share of each payment that we make to, or to the order of, the registered holder of the global notes. No person other than the registered holder of the global notes will have any claim against us in respect of any payments due on the global notes.

CDS is Canada’s national securities clearing and depositary services organization. CDS participants include banks (including the Canadian Subcustodians), investment dealers, and trust companies and may include certain of the underwriters for a particular offering of Canadian notes. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. Indirect access to CDS is available to other organizations that clear through, or maintain a custodial relationship with, a CDS participant. Transfers of ownership and other interests, including cash distributions, in notes clearing and settling through CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Calgary, and Vancouver. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.

The information in this prospectus concerning CDS and CDS’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. CDS may change or discontinue its procedures at any time.

Secondary market trading in Canadian notes between CDS participants will be in accordance with market conventions applicable to transactions in book-based Canadian domestic bonds. Secondary market trading in Canadian notes between Euroclear participants and Clearstream, Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg, and will be settled using the procedures applicable to conventional Eurobonds.

Links have been established among CDS, Euroclear, and Clearstream, Luxembourg to facilitate the initial issuance of Canadian notes and cross-market transfers of such Canadian notes associated with secondary market trading. CDS will be linked to Euroclear and Clearstream, Luxembourg through the CDS accounts of the respective Canadian Subcustodians of Euroclear and Clearstream, Luxembourg.

Cross-market transfers of Canadian notes between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in CDS in accordance with CDS rules; however, these cross-market transactions will require delivery of instructions to the relevant clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian Subcustodian to take action to effect final settlement on its behalf by delivering or receiving the relevant Canadian notes in CDS, and making or receiving payment in accordance with the normal procedures for settlement in CDS. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to CDS or to the Canadian Subcustodians.

Because of time-zone differences, credits of Canadian notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a CDS participant will be made during subsequent securities settlement processing and dated the business day following the CDS settlement date. Those credits or any transactions in Canadian notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg participants on the applicable business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of Canadian notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a CDS participant will be received with value on the CDS settlement date, but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in CDS.

Notices given to CDS, as registered holder of Canadian notes, will be passed on to the beneficial owners of such Canadian notes in accordance with the standard rules and procedures of CDS and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the limited circumstances described in the relevant securities or in the indenture, agreement or other instrument governing the relevant securities;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Holders”;

•

for debt securities, under existing industry practices, if we or the applicable trustee request any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture, DTC, Euroclear, Clearstream, Luxembourg or CDS, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in definitive form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit or other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit or other agents do not supervise the depository in any way;

•

the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depository’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This section constitutes the opinion of Davis Polk & Wardwell LLP, U.S. tax counsel to Bank of America Corporation.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as: partnerships, or other entities classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of tax accounting for their securities, persons holding the debt securities, preferred stock, depositary shares, or common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not address special rules applicable to a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the debt securities, preferred stock, depositary shares and common stock to its financial statements under Section 451(b) of the Code. This summary also does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities, preferred stock, depositary shares, or common stock that we may issue.

This discussion applies only to investors who, except as otherwise specifically noted:

•	will purchase the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus upon original issuance; and

•	will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities (including the consequences resulting from the Medicare tax on investment income), as well as any tax consequences arising under the laws of any state, local, non-U.S., or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this prospectus, the term “Non-U.S. Holder” is a beneficial owner that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities, preferred stock, depositary shares, or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities, preferred stock, depositary shares, or common stock.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable supplement. Accordingly, you should also consult the applicable supplement for any additional discussion of U.S. federal taxation with respect to the specific debt securities, preferred stock, depositary shares or common stock offered thereunder.

Taxation of Debt Securities

This section describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “—Convertible, Renewable, Extendible, Indexed, and Other Debt Securities,” which will be described in the applicable supplement. This section is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance for cash at the issue price, as defined below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Stated Interest. Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Original Issue Discount,” stated interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes (“method of tax accounting”) and will be ordinary income.

Original Issue Discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt security over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). Subject to any additional discussion in the applicable supplement and to the discussion below regarding reopenings, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a debt security is equal to its stated issue price indicated in the applicable supplement. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. Subject to the discussion below under “—Debt Securities Subject to Early Redemption,” if a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the debt security will be issued with original issue discount.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s method of tax accounting, as described above under “—Payment of Stated Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s method of tax accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 0.25% of its stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or “weighted average maturity” in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. The “weighted average maturity” is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Treasury regulations provide specific rules regarding whether additional debt securities issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt securities to which they relate for U.S. federal income tax purposes. Except as provided otherwise in an applicable supplement, we intend to treat additional debt securities issued by us in any reopening as part of the original issuance to which they relate for U.S. federal income tax purposes, and we therefore expect that the amount of OID on such additional debt securities will generally be the same as that of the original debt securities to which they relate. However, if the IRS were to successfully challenge such treatment, the additional debt securities would not be treated as part of the same issuance as the original debt securities and, therefore, the amount of OID on the additional debt securities could differ from that of the original debt securities to which such additional debt securities relate. In that event, because persons responsible for information reporting with respect to the debt securities may not be able to determine whether original debt securities or additional debt securities are held by a particular holder, such persons may report an amount of OID to the holders of the debt securities and the IRS that exceeds the amount required to be included in the U.S. Holder’s income. This may adversely impact the trading price (if any) for the entire series of the debt securities. Depending on a U.S. Holder’s purchase price, the additional debt securities may have bond premium or market discount, in each case as discussed below under “—Amortizable Bond Premium” and “—Market Discount.”

Debt Securities Subject to Early Redemption. A debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an unconditional option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, a U.S. Holder will generally be presumed to exercise an unconditional option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. In either case, if such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating OID, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) on or prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If the actual remaining term of a debt security is one year or less at the time of a deemed reissuance, it is possible that the deemed reissued debt security would be treated as a short-term debt instrument. See “—Short-Term Debt Securities” below. While a debt security with a deemed remaining term of one year or less based on the presumed exercise of an option should not be treated as a short-term debt instrument, the IRS or a court might treat the stated interest payable on the debt security as OID instead of qualified stated interest during that deemed remaining term. U.S. Holders should consult with their own tax advisors regarding this uncertainty.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Non-U.S. Dollar Denominated Debt Securities” below.

Variable Rate Debt Securities. In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total non-contingent principal payments; (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, each as defined in the applicable Treasury regulations; and (iii) certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25% of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate (i) that is not a qualified floating rate, (ii) that is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of which on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25%).

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less (as described above), all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. Holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security provides for stated interest at multiple floating rates, the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each qualified floating rate or qualified inverse floating rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Fixed-Rate Reset Notes. Unless otherwise provided in the applicable supplement, it is expected that a fixed-rate reset note will qualify as a “variable rate debt instrument” that provides for stated interest at a single qualified floating rate in addition to a single fixed rate. Assuming that such treatment applies, a fixed-rate reset note will be subject to the rules described above in “—Variable Rate Debt Securities.”

Acquisition Premium. If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such U.S. Holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its method of tax accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a U.S. Holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such U.S. Holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a U.S. Holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such U.S. Holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of a debt security with market discount generally will be treated as ordinary income to the extent of the market discount not previously included in income that accrued on the debt security during such U.S. Holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier taxable disposition, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized upon a taxable disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 0.25% of its stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the U.S. Holder is not treated as acquiring the debt security at a market discount.

Generally, a U.S. Holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such U.S. Holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a U.S. Holder makes such an election for a debt security with market discount, the U.S. Holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.” We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid a separate amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is generally treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s method of tax accounting). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such U.S. Holders’ adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities. Some of our debt securities may be issued with maturities of one year or less from the date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, U.S. Holders using the cash method of tax accounting will not be required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but will be required to include any stated interest in income as the interest is received, except to the extent already included under such election. However, a cash method U.S. Holder will be required to treat any gain realized upon a taxable disposition of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the U.S. Holder makes an election to accrue the discount under the constant-yield method, through the date of the taxable disposition. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss. In addition, a cash method U.S. Holder that does not elect to include accrued discount in income currently will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash method U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the U.S. Holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash or accrual method holder, it may elect to include accrued acquisition discount with respect to a short-term debt security in income on a current basis. “Acquisition discount” is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the U.S. Holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, Retirement or other Taxable Disposition. Upon a taxable disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the taxable disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar Denominated Debt Securities, gain or loss realized upon a taxable disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code. If a U.S. Holder recognizes a loss above certain thresholds, the U.S. Holder may be required to file a Form 8886 with the IRS, as discussed under “Reportable Transactions” below.

Debt Securities Subject to Contingencies. Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, subject to the discussion above under “—Debt Securities Subject to Early Redemption,” certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to the debt security. The “comparable yield” and “projected payment schedule,” which will generally be included in the applicable pricing supplement, are not used for any purpose other than to determine interest accruals and adjustments thereto in respect of the debt securities for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on the debt securities. A U.S. Holder that does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID on a debt security must timely disclose and justify the use of other estimates to the IRS. No payments on a contingent payment debt instrument are treated as qualified stated interest.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a debt security (regardless of its method of tax accounting) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the U.S. Holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by the U.S. Holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. In addition to the accrued OID, a U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the debt security in prior taxable years. A net negative adjustment is not treated as a miscellaneous itemized deduction under Section 67 of the Code (for which a deduction would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized upon a taxable disposition of the debt security.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all remaining scheduled contingent payments on the debt security become fixed substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the debt security and the character of any gain or loss on the sale of the debt security will also be affected. U.S. Holders should consult their tax advisors concerning the application of these special rules, including as to what would be a “reasonable manner” in their particular situation.

Upon a taxable disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized upon the taxable disposition and that U.S. Holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the U.S. Holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations. If the U.S. Holder recognizes a loss above certain thresholds, the U.S. Holder may be required to file a Form 8886 with the IRS, as discussed under “Reportable Transactions” below.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar Denominated Debt Securities. Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as Non-U.S. Dollar Denominated Debt Securities. In the case of payments of stated interest, U.S. Holders using the cash method of tax accounting will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. The U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and the election may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the U.S. Holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a U.S. Holder on the accrual basis, as described above (regardless of such U.S. Holder’s method of tax accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon a taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the taxable disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash method of tax accounting, the U.S. dollar value of the tax basis and amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon a taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of the taxable disposition the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code. If a U.S. Holder recognizes a loss above certain thresholds, the U.S. Holder may be required to file a disclosure statement with the IRS, as discussed under “Reportable Transactions” below.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the taxable disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received upon a taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the taxable disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash method U.S. Holder (or, upon election, an accrual method U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the taxable disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a taxable disposition. Any gain or loss recognized upon a taxable disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable supplement.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisors regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest.  Subject to the discussions below concerning backup withholding and FATCA, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it is a non-U.S. person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to the applicable withholding agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-U.S. person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Retirement or other Taxable Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized upon a taxable disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the taxable disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the taxable disposition of a debt security, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized upon the taxable disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized upon a taxable disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower rate under an applicable treaty, if any) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of Common Stock, Preferred Stock, and Depositary Shares

This section describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the common stock, preferred stock and depositary shares offered in this prospectus.

Taxation of Holders of Depositary Shares

For U.S. federal income tax purposes, holders of depositary shares generally will be treated as if they were the holders of the preferred stock represented by such depositary shares. Accordingly, such holders will be entitled to take into account, for U.S. federal income tax purposes, income, and deductions to which they would be entitled if they were holders of such preferred stock, as described more fully below. Exchanges of preferred stock for depositary shares and depositary shares for preferred stock generally will not be subject to U.S. federal income taxation.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by a non-corporate U.S. Holder that constitute “qualified dividend income” are generally subject to tax at a maximum rate applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next section, generally will be eligible for the 50% dividends-received deduction.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be treated as gain from the disposition of our common stock, preferred stock or depositary shares. In addition, a corporate U.S. Holder will not be entitled to the dividends- received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction. A corporate U.S. Holder may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock, preferred stock, or depositary shares should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock, preferred stock, and depositary shares;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends. A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our common stock, preferred stock, or depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:

•

in the case of common stock, equals or exceeds 10% of the corporate U.S. Holder’s adjusted tax basis in the common stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•

in the case of preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as gain from the disposition of such stock and would be recognized in the taxable year in which the extraordinary dividend is received. A non-corporate U.S. Holder that receives any extraordinary dividends will be required to treat any losses on a taxable disposition of our common stock, preferred stock, or depositary shares as long-term capital losses to the extent that such extraordinary dividends qualify for taxation at special rates as qualified dividend income.

U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of common stock, preferred stock, or depositary shares in their particular circumstances.

Sale, Exchange, or other Taxable Disposition. Upon a taxable disposition of our common stock, preferred stock, or depositary shares (other than by redemption or repurchase by us), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized upon a taxable disposition of our common stock, preferred stock, or depositary shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code. If the U.S. Holder recognizes a loss above certain thresholds, the U.S. Holder may be required to file a Form 8886 with the IRS, as discussed under “Reportable Transactions” below.

Redemption or Repurchase of Common Stock, Preferred Stock, or Depositary Shares. If we are permitted to and redeem or repurchase a U.S. Holder’s common stock, preferred stock, or depositary shares, the redemption or repurchase generally would be a taxable event for U.S. federal income tax purposes. A U.S. Holder would be treated as if it had sold its shares if the redemption or repurchase:

•	results in a complete termination of the U.S. Holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. Holder, in the case of voting shares; or

•	is not essentially equivalent to a dividend with respect to the U.S. Holder, in each case as determined under the Code and applicable treasury regulations.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem or repurchase a U.S. Holder’s shares in a redemption or repurchase that meets one of the tests described above, the U.S. Holder generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than our stock or the stock of a successor to us) received less the U.S. Holder’s tax basis in the shares redeemed or repurchased. This gain or loss generally would be long-term capital gain or capital loss if the shares have been held for more than one year.

If a redemption or repurchase does not meet any of the tests described above, a U.S. Holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current and accumulated earnings and profits would first reduce the U.S. Holder’s tax basis in the shares and thereafter would be treated as capital gain. If a redemption or repurchase is treated as a distribution that is taxable as a dividend, the U.S. Holder’s tax basis in the redeemed or repurchased shares would be transferred to the remaining shares of our stock that the U.S. Holder owns, if any.

Special rules apply if we exchange our common stock, preferred stock, or depositary shares for our debt securities. We will discuss any special U.S. federal income tax considerations in the applicable supplement if we have the option to redeem our common stock, preferred stock, or depositary shares for our debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Subject to the discussions below concerning backup withholding and FATCA, payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.

To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or the applicable withholding agent, under penalties of perjury, that it is a non-U.S. person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), obtain and provide a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or other Taxable Disposition. Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized upon a taxable disposition of our common stock, preferred stock, or depositary shares, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the taxable disposition of the shares, (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (d) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the taxable disposition of our common stock, preferred stock, or depositary shares, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized upon the taxable disposition of such shares.

We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of our common stock, preferred stock, or depositary shares is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized upon a taxable disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, preferred stock, or depositary shares. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or lower rate under an applicable treaty, if any) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock, preferred stock, or depositary shares. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock, preferred stock, or depositary shares. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received upon a taxable disposition if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a U.S. person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, or that the conditions of any exemption are not satisfied.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Convertible Preferred Stock and Other Equity Securities

Special U.S. federal income tax rules are applicable to certain other of our equity securities, including preferred stock convertible into or exercisable or exchangeable for our common stock or other securities. The material U.S. federal income tax considerations with respect to these securities will be discussed in the applicable supplement. Investors should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these securities.

Taxation of Warrants

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of warrants offered in this prospectus, including any tax considerations relating to the specific terms of the warrants. Investors considering the purchase of warrants we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants we are offering in light of their investment or tax circumstances.

Taxation of Purchase Contracts

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of purchase contracts offered in this prospectus, including any tax considerations relating to the specific terms of the purchase contracts. Investors considering the purchase of purchase contracts we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the purchase contracts.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of the purchase contracts in light of their investment or tax circumstances.

Taxation of Units

The applicable supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of units that we are offering, including any tax considerations relating to the specific terms of the units. Investors considering the purchase of units that we are offering should carefully examine the applicable supplement regarding the special U.S. federal income tax consequences, if any, of the acquisition, ownership and disposition of the units.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of units comprised of one or more of the securities we are offering in light of their investment or tax circumstances.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor may depend on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from a taxable disposition is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act

Legislation commonly known as “FATCA” (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S.-source periodic payments and to payments of gross proceeds from a sale or redemption. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding under FATCA will apply to payments of gross proceeds from a sale or redemption (other than income treated as U.S.-source “fixed or determinable annual or periodical” income). If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock, depositary shares, or common stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered using this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The underwriters, dealers, or agents may include BofA Securities, Inc. (“BofAS”), or any of our other broker-dealer affiliates.

Each supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

Delivery of the securities will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act trades in the secondary market generally are required to settle in two business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Effective on May 28, 2024 (the “settlement cycle effective date”), the standard settlement cycle under Rule 15c6-1 will be shortened from two business days to one business day. Accordingly, if the applicable pricing supplement specifies that the issue date is more than two business days (or, on or after the settlement cycle effective date, one business day) after the date on which the securities are priced, purchasers who wish to trade such securities at any time prior to the second business day (or, on or after the settlement cycle effective date, the first business day) preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+2 (or, on or after the settlement cycle effective date, T+1), to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our broker-dealer affiliates, including BofAS, may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent informs you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

BofAS is our wholly-owned subsidiary, and unless otherwise set forth in the applicable supplement, we will receive the net proceeds of any offering in which BofAS participates as an underwriter, dealer or agent. The offer and sale of any securities by BofAS, or any of our other broker-dealer affiliates that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers or agents, or their affiliates, that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Bank of America. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. A fiduciary should also consider whether an investment in the offered securities may constitute a “prohibited transaction,” as described below.

Certain provisions of ERISA and the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and retirement plans covering self-employed persons) that are subject to Section 4975 of the Code, and entities whose underlying assets include plan assets by reason of such employee benefit plan’s or plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (each, a “Plan” and collectively, “Plans”) from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan (referred to as “prohibited transactions”).

Because of its businesses, each of Bank of America Corporation and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans on account of being a service provider to such Plans. As a result, a prohibited transaction may arise if the securities are acquired or held by or on behalf of a Plan unless those securities are acquired and held pursuant to an available exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from or occurring in connection with the purchase or holding of these securities by or on behalf of a Plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction and provided further that the plan receives no less, nor pays no more, than adequate consideration in connection with the transaction (the so-called “Service Provider Exemption”). There can be no assurance that any of these class or statutory exemptions or any other exemption will be available with respect to transactions involving these securities.

Governmental plans, non-U.S. plans and certain church plans (collectively, “Non-ERISA Arrangements”), while not subject to Title I of ERISA or Section 4975 of the Code, may be subject to similar restrictions under state, federal, local or non-U.S. laws or regulations (“Similar Laws”).

Accordingly, unless otherwise provided in connection with a particular offering of securities, the offered securities may not be purchased, held or disposed of by any Plan or Non-ERISA Arrangement or any other person investing “plan assets” of any Plan or Non-ERISA Arrangement, unless one of the following exemptions (or a similar exemption or exception acceptable to us) applies to such purchase, holding, and disposition: the Service Provider Exemption, PTCE 96-23,

PTCE 95-60, PTCE 91-38, PTCE 90-1, or PTCE 84-14. Therefore, unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that:

(a)	it is not a Plan or Non-ERISA Arrangement and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any Plan or Non-ERISA Arrangement;

(b)

if it is a Plan or is purchasing such securities or interest therein on behalf of, or with “plan assets” of, a Plan, its purchase, holding, and disposition of such securities will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code; or

(c)

if it is a Non-ERISA Arrangement or is purchasing such securities or interest therein on behalf of, or with “plan assets” of, a Non-ERISA Arrangement, its purchase, holding, and disposition of such securities will not violate any Similar Law and are not otherwise prohibited.

Moreover, any purchaser that is a Plan or is acquiring the offered securities on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the offered securities that (a) neither we, any of the underwriters nor any of our or their respective affiliates (collectively, the “Sellers”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a Non-ERISA Arrangement, under any Similar Laws) with respect to the acquisition, holding or disposition of the offered securities, or as a result of any exercise by any Seller of any rights in connection with the offered securities, (b) no advice provided by any Seller has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the offered securities and the transactions contemplated with respect to the securities, and (c) such purchaser recognizes and agrees that any communication from the Sellers to the purchaser with respect to the offered securities is not intended by the Sellers to be impartial investment advice and is rendered in its capacity as a seller of such offered securities and not as a fiduciary to such purchaser, in each case, in connection with the initial offering of the Securities.

This discussion is a general summary of some of the rules which apply to Plan or Non-ERISA Arrangement and their related investment vehicles as of the date of this prospectus. The rules governing investments by Plan or Non-ERISA Arrangement change frequently, and we have no duty to, nor will we, inform you about any changes to such rules if and when they occur. This summary does not describe all of the rules or other considerations that may be relevant to the investment in the offered securities by such plans or arrangements. The description above is not, and should not be construed as, legal advice or a legal opinion.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or any Similar Law, of the acquisition and holding of offered securities and the availability of exemptive relief under the class or statutory exemptions listed above or under any other exemption. The sale of the securities of Bank of America to a Plan or Non-ERISA Arrangement is in no respect a representation by any Seller that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of certain contracts and other documents and may not contain all of the information that you may find important. You should review the full text of these contracts and other documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•

our annual report on Form 10-K for the year ended December  31, 2023, including information specifically incorporated into our Form 10-K from our definitive proxy statement relating to our 2024 annual meeting of shareholders;

•

our current reports on Form 8-K filed January 8, 2024, January  12, 2024 and February 2, 2024 (in each case, other than documents or information that is furnished but deemed not to have been filed); and

•

the description of our common stock which is contained in Exhibit 4.30 of our annual report on Form 10-K for the year ended December 31, 2023 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offering of securities covered by this prospectus, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

We will provide to you, without charge, upon your oral or written request a copy of any filings referred to above. You may request such copies by contacting us at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable supplements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our subsequent filings that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina, and for the underwriters or agents by Davis Polk & Wardwell LLP, New York, New York or such other counsel as may be indicated in the applicable supplement. Certain U.S. federal income tax matters will be passed upon for Bank of America by Davis Polk & Wardwell, LLP, New York, New York, special tax counsel to Bank of America. McGuireWoods LLP regularly performs legal services for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable.

Our affiliates, including BofA Securities, Inc., will deliver this prospectus supplement and the accompanying prospectus for offers and sales in the secondary market.

2,000,000 Depositary Shares,

Each Representing a 1/25th

Interest in a Share of 7.200%

Fixed-Rate Reset Non-Cumulative Preferred Stock, Series WW

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ING

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MUFG

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October 20, 2026